Execution Version
CUSIPS: 71839YAD5
71839YAE3

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of July 30, 2019
among
PHILLIPS 66,
PHILLIPS 66 COMPANY,
The Lenders Party Hereto,
and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
MIZUHO BANK, LTD.,
MUFG BANK, LTD.,
and
TD SECURITIES (USA) LLC,
as Co-Syndication Agents

BNP PARIBAS,
ROYAL BANK OF CANADA,
BARCLAYS BANK PLC,
CITIBANK, N.A.,
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
GOLDMAN SACHS BANK USA,
THE BANK OF NOVA SCOTIA,
BANK OF AMERICA, N.A.,
WELLS FARGO BANK, N.A.,
SUMITOMO MITSUI BANKING CORPORATION, AND
COMMERZBANK AG, NEW YORK BRANCH,
as Co-Documentation Agents

MIZUHO BANK, LTD.,
MUFG BANK, LTD.,
TD SECURITIES (USA) LLC,
JPMORGAN CHASE BANK, N.A.,
BNP PARIBAS SECURITIES CORP.,
ROYAL BANK OF CANADA,
BARCLAYS BANK PLC,
CITIBANK, N.A.,
CREDIT SUISSE LOAN FUNDING LLC,
GOLDMAN SACHS BANK USA,
BOFA SECURITIES, INC.,
THE BANK OF NOVA SCOTIA,
WELLS FARGO SECURITIES, LLC,
SUMITOMO MITSUI BANKING CORPORATION
and
COMMERZBANK AG, NEW YORK BRANCH,
as Joint Lead Arrangers and Bookrunners

i

SCHEDULE I        Commitments
SCHEDULE II        Subordination Terms
SCHEDULE 1.1    Existing Letters of Credit
SCHEDULE 3.5    Litigation
SCHEDULE 6.4    Transactions with Affiliates
ANNEX A    Pricing Grid
EXHIBIT A    Form of Revolving Credit Note
EXHIBIT B    [Intentionally Deleted]
EXHIBIT C    Form of Borrowing Request
EXHIBIT D    Form of Assignment and Assumption
EXHIBIT E    Form of Extension of Commitment Termination Date Request
EXHIBIT F    Form of Guarantee Joinder

EXHIBIT G-1    U.S. Tax Certificate (For Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)
EXHIBIT G-2    U.S. Tax Certificate (For Foreign Lenders that are Partnerships for U.S. Federal Income Tax Purposes)
EXHIBIT G-3    U.S. Tax Certificate (For Foreign Participants that are not Partnerships for U.S. Federal Income Tax Purposes)
EXHIBIT G-4    U.S. Tax Certificate (For Foreign Participants that are Partnerships for U.S. Federal Income Tax Purposes)

AMENDED AND RESTATED CREDIT AGREEMENT, dated as of July 30, 2019, among PHILLIPS 66, a Delaware corporation (the “Borrower”), PHILLIPS 66 COMPANY, a Delaware corporation (the “Initial Guarantor”), the several banks and financial institutions from time to time parties to this Agreement, and JPMORGAN CHASE BANK, N.A., as administrative agent (the “Administrative Agent”).
The parties hereto hereby agree as follows:
Article 1.DEFINITIONS
Section 1.1    Defined Terms. As used in this Agreement, the following terms shall have the following meanings:
“ABR”: for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Eurodollar Rate for a one month Interest Period that begins on such day (and if such day is not a Business Day, the immediately preceding Business Day) plus 1% provided that, the Eurodollar Rate for any day shall be based on the Eurodollar Rate at approximately 11:00 a.m. London time on such day, subject to the interest rate floor set forth therein. ”Prime Rate” shall mean, for the purposes of this definition only, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to debtors). Any change in the ABR due to a change in the Prime Rate, the Federal Funds Effective Rate or Eurodollar Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Federal Funds Effective Rate or Eurodollar Rate, respectively.
“Administrative Questionnaire”: an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affiliate”: with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agreement”: this Amended and Restated Credit Agreement, as amended, supplemented or otherwise modified from time to time.
“Alternate Currency”: any of the following currencies mutually agreed upon by the Borrower and the Lenders, provided that such currency is at all times freely convertible and freely transferable into Dollars and is readily available to the Lenders in the ordinary course of dealings in the interbank eurocurrency market and as to which a Dollar Equivalent may be readily calculated: (a) any National Currency (other than Dollars) and (b) European Union Euro (“Euro”); provided that if at any time a Loan denominated in a currency described in the preceding clause (a) ceases to be the National Currency of the country of its issuance due to the adoption of the Euro as its National Currency, such Loan shall be redenominated into Euro on the effective date of such adoption.
“Alternate Currency Equivalent”: at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternate Currency as determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, at such time on the basis of the Spot Rate.

“Alternate Currency Loans”: Revolving Credit Loans hereunder (other than those denominated in Dollars) at such time as they are made and/or being maintained at a rate of interest based upon the Eurocurrency Rate described in clause (b) of the definition of such term.
“Alternate Currency Office”: initially the office of each Lender designated as such in the Administrative Questionnaire of such Lender; thereafter, such other office of a Lender, if any, which shall be making or maintaining Alternate Currency Loans.
“Alternate Currency Impacted Interest Period”: as defined in the definition of “Eurocurrency Rate”.
“Alternate Currency Screen Rate”: as defined in the definition of “Eurocurrency Rate”.
“Anti-Corruption Laws”: all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Margin”: for each Type of Revolving Credit Loan, the applicable rate per annum set forth on the Pricing Grid.
“Application”: an application, in such form as the applicable Issuing Bank may specify from time to time, requesting such Issuing Bank to issue or amend a Letter of Credit.
“Assignment and Assumption”: an Assignment and Assumption Agreement substantially in the form of Exhibit D.
“Available Commitment”: as to any Lender, at a particular time, an amount equal to the excess, if any, of (a) the amount of such Lender’s Commitment at such time, minus (b) the aggregate unpaid principal amount at such time of all Revolving Credit Loans (expressed in Dollars), made by such Lender pursuant to Section 2.1, minus (c) an amount equal to such Lender’s Commitment Percentage of the L/C Obligations then outstanding, minus (d) [Intentionally Deleted].
“Bail-In Action”: The exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation”: With respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Arrangement”: at any time, an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any ERISA Affiliate.
“Benefited Lender”: as defined in Section 9.7(a).

“BHC Act Affiliate”: of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Board”: the Board of Governors of the Federal Reserve System of the United States of America.
“Borrowing Date”: any Business Day specified in a Borrowing Request as a date on which the Borrower requests the Lenders to make Loans hereunder.
“Borrowing Request”: a request by the Borrower for a Revolving Credit Loan in accordance with Section 2.3, substantially in the form of Exhibit C.
“Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by Law to close; provided that, when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits (and, in the case of an Alternate Currency Loan, foreign currencies and exchange) in the London interbank market.
“Capital Lease Obligations”: as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided that, for all purposes under this Agreement, any lease that would have been considered an operating lease under the provisions of GAAP in effect as of December 31, 2018 shall be treated as an operating lease in a manner consistent with the treatment of such leases under the provisions of GAAP in effect as of December 31, 2018 notwithstanding any modifications or interpretive changes thereto that may occur thereafter.
“Cash Collateralize”: to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuing Banks or the Lenders, as collateral for L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and each applicable Issuing Bank shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and each applicable Issuing Bank. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents”: (a) direct obligations issued by, or unconditionally guaranteed by, the United States Government or any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits, money market accounts, money market funds or overnight bank deposits having maturities of twelve months or less from the date of acquisition issued by any Lender or Qualified Issuer; (c) commercial paper of an issuer rated at least A-2 by S&P or P-2 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within twelve months or less from the date of acquisition; (d) money market funds rated AAAm by S&P, Aaa-mf by Moody’s or AAAmmf by Fitch Ratings, Inc.; (e) short term debt obligations of an issuer rated at least BBB by S&P or Baa2 by Moody’s, and maturing within twelve months from the date of acquisition; (f) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (a) above entered into with any Lender or Qualified Issuer; and (g) solely with respect to a Subsidiary which is incorporated or organized under the Laws of a jurisdiction outside of the United States, in addition to the investments described in clauses (a) through (f)

of this definition, substantially similar investments denominated in foreign currencies (including similarly capitalized foreign banks).
“Change in Control”: (a) the consummation of a transaction the result of which is that any “person” or “group” (within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) acquires ownership, direct or indirect, beneficially or of record, of more than 50% of the Voting Stock; or (b) Continuing Directors cease to constitute a majority of the board of directors of the Borrower or any successor by merger or consolidation.
“Change in Law”: the occurrence after the date of this Agreement (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement) of (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender (or, for purposes of Section 2.14(c), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Closing Date”: the date upon which this Agreement has been executed by all parties hereto and all conditions precedent set forth in Section 4.1 have been satisfied (or waived in accordance with the terms and conditions of Section 9.1).
“Closing Date SEC Reports”: collectively, (i) the Annual Report on Form 10-K of the Borrower for the fiscal year ended December 31, 2018 and (ii) any Current Reports on Form 8-K and Quarterly Reports on Form 10-Q, in each case, after the Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for the Borrower and prior to the Closing Date.
“Co-Documentation Agents”: collectively, BNP Paribas, Royal Bank of Canada, Barclays Bank PLC, Citibank, N.A., Credit Suisse AG, Cayman Islands Branch, Goldman Sachs Bank USA, The Bank of Nova Scotia, Bank of America, N.A., Wells Fargo Bank, N.A., Sumitomo Mitsui Banking Corporation and Commerzbank AG, New York Branch.
“Co-Syndication Agents”: collectively, Mizuho Bank, Ltd., MUFG Bank, Ltd., and TD Securities (USA) LLC.
“Code”: the Internal Revenue Code of 1986, as amended from time to time.
“Commitment”: as to any Lender, its obligation (a) to make Revolving Credit Loans to the Borrower in accordance with Section 2.1, (b) [Intentionally Deleted] and (c) to participate in Letters of Credit in accordance with Section 2.20, in an aggregate amount not to exceed at any one time outstanding the amount set forth opposite such Lender’s name on Schedule I (or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment or in such other documentation pursuant to which such Lender shall have become a party hereto, as applicable), as such amount may change from time to time as provided herein or as provided pursuant to assignments by or to such Lender pursuant hereto; provided that the Commitments shall not at any time exceed (x) $5,000,000,000 in the aggregate, or (y) after any

Commitment increase pursuant to Section 2.4(c), the aggregate amount of the Commitments as so increased, but in no event more than $6,000,000,000.
“Commitment Fee”: as defined in Section 2.8(a).
“Commitment Percentage”: at a particular time, as to any Lender, the percentage of the aggregate Commitments in effect at such time constituted by such Lender’s Commitment. If the Commitments have terminated or expired, the Commitment Percentages shall be determined based upon the Commitments most recently in effect after giving effect to each assignment.
“Commitment Period”: the period from and including the Closing Date to but not including the Commitment Termination Date or such earlier date as all the Commitments shall terminate as provided herein.
“Commitment Termination Date”: July 30, 2024, or such later date as shall be agreed to by a Lender pursuant to the provisions of Section 2.21 or, if such date is not a Business Day, the Business Day next preceding such date.
“Confidential Information”: as defined in Section 9.4.
“Connection Income Taxes”: Other Connection Taxes that are imposed on or measured by gross or net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Net Assets”: at any date, the total amount of assets of the Borrower and its Subsidiaries after deducting therefrom (a) all current liabilities of the Borrower and its Subsidiaries (excluding any thereof which are by their terms extendible or renewable at the option of the Borrower to a time more than 12 months after the time as of which the amount thereof is being computed), and (b) total prepaid expenses and deferred charges of the Borrower and its Subsidiaries.
“Consolidated Net Tangible Assets”: at any date, (a) Consolidated Net Assets minus (b) goodwill and other intangible assets of the Borrower and its Subsidiaries, in each case determined on a consolidated basis in accordance with GAAP, all as reflected in the consolidated financial statements most recently delivered to the Administrative Agent and the Lenders pursuant to Section 5.1(a) or Section 5.1(b) (or, prior to the first delivery thereunder, the Initial Financial Statements).
“Consolidated Net Debt”: at any date, the Indebtedness (excluding Securitization Indebtedness) of the Borrower and its Subsidiaries less the aggregate amount of (a) cash and Cash Equivalents held by the Borrower and its Subsidiaries at such date (other than any cash proceeds of Securitization Indebtedness) and (b) cash and Cash Equivalents that have been deposited in a trust account or account created or pledged for the sole benefit of the holders of any Indebtedness of the Borrower or its Subsidiaries that has been defeased pursuant to such deposit and the other applicable terms of the instrument governing such Indebtedness, in each case determined on a consolidated basis in accordance with GAAP.
“Consolidated Net Worth”: the Net Worth of the Borrower and its Subsidiaries as of such date determined on a consolidated basis in accordance with GAAP.
“Contingent Indemnity Agreement”: Any agreement entered into by the Borrower or any of its Subsidiaries (the “Contingent Obligor”) in favor of another Person, in which the Contingent Obligor agrees to provide an indemnity with respect to obligations (the “Original Obligation”) of another Person (the “Original Obligor”); provided that, the Contingent Obligor is required to make a payment pursuant to such agreement only to the extent that the obligee on the Original Obligation cannot obtain repayment of the Original Obligation from the Original Obligor after exhausting all other remedies and recourse available to such obligee.
“Continuing Director”: (a) each individual who is a director of the Borrower on the Closing Date and (b) each other director of the Borrower whose election, appointment or nomination for election by the Borrower’s stockholders was approved by a vote of at least a majority of the then Continuing Directors or by a vote of at least a majority of a committee of the Borrower’s board of directors comprised solely of Continuing Directors.
“Continuing Lenders”: as defined in Section 2.21(b).
“Control”: the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Covered Entity”: means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party”: has the meaning assigned to it in Section 9.23.
“Debtor Relief Laws”: the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Default”: any of the events specified in Article 7, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.
“Default Right”: has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender”: at any time, a Lender as to which the Administrative Agent has notified the Borrower that such Lender, as reasonably determined by the Administrative Agent, has (a) failed to fund any portion of its Loans within three (3) Business Days of the date required to be funded by it hereunder, unless such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) notified the Borrower, the Administrative Agent or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) failed, within three (3) Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), (d) otherwise failed to pay over to the Administrative Agent or any Lender any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent, (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or (iii) become the subject of a Bail-In Action; provided that a Lender shall not become a Defaulting Lender solely as the result of the acquisition or maintenance of an ownership interest in such Lender or its parent company, or the exercise of control over such Lender or its parent company, by a Governmental Authority or an instrumentality thereof, so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of the courts of the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.
“Designated Arrangers”: collectively, Mizuho Bank, Ltd., MUFG Bank, Ltd. And TD Securities (USA) LLC.
“Dollar Equivalent”: on or as of a particular date with respect to an Alternate Currency Loan or a Letter of Credit or L/C Obligations denominated in an Alternate Currency, the equivalent amount of Dollars, determined by the Administrative Agent using the Exchange Rate with respect to such Alternate Currency as at 10:00 a.m. (or as near thereto as may be practicable), New York City time, on or as of such date.
“Dollars” and “$”: dollars in lawful currency of the United States of America.
“Domestic Office”: initially, the office of each Lender designated as such in the Administrative Questionnaire of such Lender; thereafter, such other office of such Lender, if any, located within the United States which shall be making or maintaining Reference Rate Loans.
“draft”: when used in connection with any Letter of Credit, any draft or other demand for payment under such Letter of Credit.
“Early Commitment Termination Date”: as defined in Section 2.22(d).
“EEA Financial Institution”: (a) Any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country”: Any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority”: Any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Elective Guarantor”: a Subsidiary that becomes a Guarantor pursuant to Section 5.9(b). A First Tier Subsidiary that is an Elective Guarantor shall cease to be an “Elective Guarantor” and shall become a “Required Guarantor” from and after the date that it becomes a wholly-owned Material Subsidiary.
“Environmental Laws”: all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Materials or to health and safety matters arising from the exposure to Hazardous Materials.
“Environmental Liability”: any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests”: with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such securities (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate”: any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event”: (a) any Reportable Event with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (c) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, other than a standard termination under Section 4041(b) of ERISA; (d) the receipt by the Borrower or any ERISA Affiliate of any notice from the PBGC of any intention of the PBGC to terminate any Plan or to appoint a trustee to administer any Plan; (e) the incurrence by the Borrower or any of its ERISA Affiliates of any Withdrawal Liability or other liability under Title IV of ERISA with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (f) the receipt by the Borrower or any ERISA Affiliate of any notice of a determination that a Multiemployer Plan is insolvent or in reorganization, within the meaning of Title IV of ERISA.
“EU Bail-In Legislation Schedule”: The EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Eurocurrency Loans”: Eurodollar Loans and/or Alternate Currency Loans.
“Eurocurrency Rate”: with respect to each Interest Period pertaining to a Eurocurrency Loan:
(a)    for Eurodollar Loans, the Eurodollar Rate; and
(b)    for Alternate Currency Loans, the rate equal to the rate per annum (rounded upwards to the nearest whole multiple of 1/16 of 1%), as administered by (i) ICE Benchmark Administration (or any other Person that takes over the administration of such rate), for deposits in the applicable Alternate Currency, or (ii) if ICE Benchmark Administration does not administer a rate for deposits in a particular Alternate Currency, such other Person that administers such rate, in each case two Business Days prior to the beginning of such Interest Period in an interbank eurocurrency market where the foreign currency and exchange operations of the Administrative Agent are customarily conducted, at or about 11:00 a.m. London time, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Alternate Currency Loan to be outstanding during such Interest Period, as displayed on the Reuters screen page that displays such rate (or, in the event that such rate does not appear on a page of the Reuters screen, on the appropriate page of such other internationally recognized information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion) (in each case, the “Alternate Currency Screen Rate”); provided that, if the Alternate Currency Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement and provided, further, if the Alternate Currency Screen Rate shall not be available at such time for such Interest Period (an “Alternate Currency Impacted Interest Period”) then the Eurocurrency Rate shall be the Interpolated Rate, provided, that, if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Eurodollar Impacted Interest Period”: as defined in the definition of “Eurodollar Rate”.
“Eurodollar Loans”: Loans hereunder denominated in Dollars at such time as they are made or being maintained at a rate of interest based upon the Eurodollar Rate.
“Eurodollar Office”: initially, the office of each Lender designated as such in the Administrative Questionnaire of such Lender, and thereafter, such other office of such Lender, if any, which shall be making or maintaining Eurodollar Loans.
“Eurodollar Rate”: with respect to any Eurodollar Loan for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for Dollars for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case the “Eurodollar Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the Eurodollar Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided further that if the Eurodollar Screen Rate shall not be available at such time for such Interest Period (an “Eurodollar Impacted Interest Period”) then the Eurodollar Rate shall be the Interpolated Rate; provided that if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Eurodollar Screen Rate”: as defined in the definition of “Eurodollar Rate”.
“Event of Default”: any of the events specified in Article 7, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act has been satisfied.
“Exchange Rate”: on any day, for purposes of determining the Dollar Equivalent of any Alternate Currency, the rate at which such Alternate Currency may be exchanged into Dollars at the time of determination on such day as set forth on the Reuters WRLD Page for such Alternate Currency. In the event that such rate does not appear on any Reuters WRLD Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower or, in the absence of such an agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such Alternate Currency are then being conducted, at or about such time as the Administrative Agent shall elect after determining that such rates shall be the basis for determining the Exchange Rate, on such date for the purchase of Dollars for delivery two (2) Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.
“Excluded Taxes”: any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, state gross receipts Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the Laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.18) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.15, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.15(f), and (d) any U.S. Federal withholding Taxes imposed under FATCA.
“Existing Commitment Termination Date”: as defined in Section 2.21(a).
“Existing Credit Agreement” means that certain Credit Agreement, dated as of February 22, 2012, among Phillips 66, Phillips 66 Company, JPMorgan Chase Bank, N.A., as administrative agent, the lenders party thereto and any other Persons from time to time party thereto (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the Closing Date).
“Existing Letters of Credit” means those letters of credit issued and outstanding on the Closing Date and listed on Schedule 1.1.
“Extension of Commitment Termination Date Request”: as defined in Section 2.21(a).

“FATCA”: the Foreign Account Tax Compliance Act under Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreement that implements or modifies the provisions of the foregoing (together with any laws implementing such agreement).
“Federal Funds Effective Rate”: for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System of the United States arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it provided, that, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Fee Letters”: collectively, the fee letters dated July 2, 2019, executed by the Borrower in connection with this Agreement, including the fee letters in favor of the Designated Arrangers, the Joint Lead Arrangers (other than the Designated Arrangers) and the Administrative Agent.
“Financial Letters of Credit”: any Letter of Credit issued to any Person other than an Affiliate of the Borrower to secure the payment by any such Person of its financial obligations, or to provide counter or “back-up” guarantees in support of bank guarantees, letters of credit or other credit facilities afforded to the Borrower or any of its Subsidiaries, or to support local currency borrowings outside the United States.
“Financial Officer”: the chief financial officer, principal accounting officer, financial vice president, treasurer, assistant treasurer or controller of a Person.
“First Tier Subsidiary”: any direct Subsidiary.
“Foreign Lender”: any Lender that is not a U.S. Person.
“Fronting Exposure”: at any time there is a Defaulting Lender, (a) with respect to any Issuing Bank, such Defaulting Lender’s Commitment Percentage of the outstanding L/C Obligations with respect to Letters of Credit issued by such Issuing Bank other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with Section 2.22(b)(iii) or (iv), as applicable, and (b) [Intentionally Deleted].
“GAAP”: generally accepted accounting principles in the United States of America as in effect from time to time.
“Governmental Authority”: any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
“Guarantee”: as to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term “Guarantee” shall not include any (i) Contingent Indemnity Agreement, (ii) endorsements for collection or deposit in the ordinary course of business, (iii) equity support agreements or equity contribution agreements or similar arrangements requiring contributions of equity to a project or undertaking to the extent not required to be shown as a liability of said Person under GAAP, or (iv) requirements (and guarantees of any such requirements) to maintain a minimum amount in reserve accounts, contingency funds or other similar financial support arrangements for a project or undertaking to the extent not required to be shown as a liability of said Person under GAAP. The term “Guarantee” used as a verb has a corresponding meaning.
“Guarantee Joinder”: a Guarantee Joinder, substantially in the form as Exhibit F.
“Guaranteed Obligations”: as defined in Section 10.1.
“Guarantor”: Phillips 66 Company in its capacity as the Initial Guarantor, each additional Required Guarantor (if any), and each Elective Guarantor (if any).
“Hazardous Materials”: all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Hedging Agreement”: any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.
“Hedging Obligations”: obligations in respect of Hedging Agreements.
“Impacted Interest Period”: each Alternate Currency Impacted Interest Period and each Eurodollar Impacted Interest Period, as applicable.
“Indebtedness”: as to any Person, at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (d) all Capital Lease Obligations of such Person, (e) all Indebtedness of others secured by a Lien on any asset of such Person (other than a Lien on Equity Interests in a Joint Venture owned by such Person securing Indebtedness on which such Joint Venture is an obligor), whether or not such Indebtedness is assumed by such Person (provided, that for purposes of this clause (e), if such Person has not assumed or otherwise become personally liable for any such Indebtedness, the amount of Indebtedness of such Person in connection therewith shall be limited to the lesser of (i) the fair market value of such asset(s) and (ii) the amount of Indebtedness secured by such Lien), (f) all Indebtedness of others Guaranteed by such Person, (g) all obligations of such Person in respect of bankers’ acceptances, (h) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument (other than trade letters of credit and documentary letters of credit), provided however that in the case of letters of credit other than Letters of Credit issued hereunder, reimbursement obligations shall not be considered Indebtedness unless they have not been reimbursed within three Business Days after becoming due, and (i) all production payments, proceeds production payments or similar obligations of such Person. The Indebtedness of any

Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
“Indebtedness for Borrowed Money”: as to any Person, at any date, without duplication, Indebtedness of the types referred to in clauses (a) and (b) of the definition of Indebtedness and Guarantees thereof. “Indebtedness for Borrowed Money” shall not include “Qualified Intercompany Indebtedness”.
“Indemnified Taxes”: (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitee”: as defined in Section 9.5(b).
“Initial Financial Statements”: collectively, the Borrower’s consolidated balance sheet and statements of income and cash flows as of and for the fiscal quarter and the portion of the fiscal year ended June 30, 2019.
“Interest Payment Date”: (a) as to any Reference Rate Loan, the last day of each March, June, September and December, (b) as to any Eurocurrency Loan in respect of which the Borrower has selected an Interest Period of one week or one, two or three months, the last day of such Interest Period, (c) as to any Eurocurrency Loan in respect of which the Borrower has selected an Interest Period longer than three months, each date which is three months or a whole multiple thereof, from the first day of such Interest Period and the last day of such Interest Period and (d) [Intentionally Deleted].
“Interest Period”: with respect to any Eurocurrency Loan:
(a)    initially, the period commencing on the Borrowing Date or conversion date, as the case may be, with respect to such Eurocurrency Loan and ending one week or one, two, three or six months thereafter, as selected by the Borrower in its Borrowing Request or notice of conversion, as the case may be, given pursuant to Section 2.3 or Section 2.6; and
(c)    thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurocurrency Loan and ending one week or one, two, three or six months thereafter, as selected by the Borrower in its notice of continuation given pursuant to Section 2.6; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:
(d)    if any Interest Period pertaining to a Eurocurrency Loan would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;
(e)    any Interest Period pertaining to a Eurocurrency Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;
(f)    notwithstanding anything to the contrary in this definition of “Interest Period”, no Interest Period shall end after the Commitment Termination Date; and

(g)    if the Reference Lenders determine that funds are not available to provide Alternate Currency Loans with an Interest Period of one week or one, two, three or six months, the Borrower may request a Eurodollar Loan or a Reference Rate Loan.
“Interpolated Rate”: at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the Eurodollar Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Eurodollar Screen Rate for the longest period (for which that Eurodollar Screen Rate is available) that is shorter than the Impacted Interest Period; and (b) the Eurodollar Screen Rate for the shortest period (for which that Eurodollar Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.
“Investment Grade Rating”: as to any Person, a rating of senior long-term unsecured debt of such Person without any third-party credit enhancement of (a) BBB- or higher by S&P or (b) Baa3 or higher by Moody’s.
“IRS”: The United States Internal Revenue Service.
“Issuing Bank”: each Principal Issuing Bank, and any Lender which, with the consent of such Lender, is designated by the Borrower by notice to the Administrative Agent and approved by the Administrative Agent, each in its capacity as issuer of any Letter of Credit. Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank that have been approved by the Borrower, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
“Joint Lead Arrangers”: collectively, Mizuho Bank, Ltd., MUFG Bank, Ltd, TD Securities (USA) LLC, JPMorgan Chase Bank, N.A., BNP Paribas Securities Corp., Royal Bank of Canada, Barclays Bank PLC, Citibank, N.A., Credit Suisse Loan Funding LLC, Goldman Sachs Bank USA, BofA Securities, Inc., The Bank of Nova Scotia, Wells Fargo Securities, LLC, Sumitomo Mitsui Banking Corporation and Commerzbank AG, New York Branch.
“Joint Venture”: a Person the Equity Interests of which are owned by the Borrower or a Subsidiary with one or more third parties so long as such Person does not constitute a Subsidiary.
“Laws”: all ordinances, statutes, rules, regulations, orders, injunctions, writs, treaties or decrees of any governmental or political subdivision or agency thereof, or of any court or similar entity established by any thereof.
“L/C Credit Extension”: with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“L/C Disbursement”: any payment made by an Issuing Bank pursuant to a Letter of Credit.
“L/C Fee Payment Date”: ten days after (a) the last day of each March, June, September and December (b) and the last day of the Commitment Period.
“L/C Obligations”: at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 2.20(f); provided that any Letter of Credit that has expired by its terms but may still be drawn upon in accordance with Rule 3.14 of the

“International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance and subject to which such Letter of Credit has been issued), shall be deemed to be “outstanding” in the amount so remaining available to be drawn. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.6.
“L/C Participants”: with respect to any Letter of Credit, the collective reference to all Lenders other than the Issuing Bank of such Letter of Credit.
“Lender”: each Person listed on Schedule I and any other Person that becomes a party hereto pursuant to an Assignment and Assumption or otherwise in accordance with the terms hereof, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or otherwise in accordance with the terms hereof. Unless the context otherwise requires, the term “Lender” includes each Issuing Bank.
“Letter of Credit Fees”: as defined in Section 2.20(d).
“Letters of Credit”: as defined in Section 2.20(a).
“Lien”: with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset (including any production payment, proceeds production payment or similar financing arrangement with respect to such asset). For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.
“Loan”: a Revolving Credit Loan.
“Loan Documents”: this Agreement, including schedules and exhibits hereto, the Fee Letters, any Guarantee Joinder, any Note, any subordination agreement executed substantially in accordance with the terms of Schedule II, and any other document executed by the Borrower or a Guarantor that states by its terms that it is a Loan Document, and amendments, modifications or supplements thereto or waivers thereof.
“Loan Party”: each of the Borrower and each Guarantor.
“London Agency”: JPMorgan Chase Bank, N.A., acting as Administrative Agent through its Affiliate, Chase Manhattan International Limited, in London, England.
“Material Adverse Effect”: means (i) a material adverse change in, or a material adverse effect upon, the business, operations, property or financial condition of the Borrower and its Subsidiaries, taken as a whole, (ii) a material impairment of the ability of the Borrower and the Guarantors, taken as a whole, to perform their obligations under the Loan Documents, or (iii) a material adverse effect upon the rights or remedies of the Administrative Agent and the Lenders under the Loan Documents.
“Material Subsidiary”: Phillips 66 Company and at any time, a Subsidiary whose Net Tangible Assets represent 15% or more of Consolidated Net Tangible Assets for the Borrower’s most recently completed fiscal quarter; provided that in no event shall any Subsidiary that is a Securitization Entity constitute a “Material Subsidiary” hereunder.
“Moody’s”: Moody’s Investors Service, Inc.

“Multiemployer Plan”: a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate (a) makes or is obligated to make contributions or (b) has any liability, including Withdrawal Liability.
“National Currency”: the currency lawfully adopted by a country as its national currency unit.
“Net Assets”: of a Person at any date, the total amount of assets of such Person and its Subsidiaries after deducting therefrom (a) all current liabilities of such Person and its Subsidiaries (excluding any thereof which are by their terms extendible or renewable at the option of such Person or a Subsidiary of such Person to a time more than 12 months after the time as of which the amount thereof is being computed), and (b) total prepaid expenses and deferred charges of such Person and its Subsidiaries.
“Net Tangible Assets”: of a Person at any date, (a) Net Assets of such Person and its Subsidiaries minus (b) goodwill and other intangible assets of such Person and its Subsidiaries, in each case determined on a consolidated basis in accordance with GAAP, for the fiscal quarter for which financial statements have been most recently delivered to the Administrative Agent and the Lenders pursuant to Section 5.1(a) or Section 5.1(b) (or, prior to the first delivery thereunder, the Initial Financial Statements).
“Net Worth”: with respect to any Person, without duplication, the sum of such Person’s capital stock, additional paid in capital, retained earnings and any other account that, in accordance with GAAP, constitutes stockholders’ equity, less treasury stock; provided that “Net Worth” shall not include the liquidation value of any Preferred Equity Interests.
“Non-Defaulting Lender”: at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Guarantor Subsidiary”: a Subsidiary that is not a Guarantor.
“Note”: a Revolving Credit Note.
“Obligation Currency”: as defined in Section 9.15.
“Obligations”: all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Subsidiary thereof of any proceeding under any applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
“Organization Documents”: (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws; (b) with respect to any limited liability company, the certificate of formation and operating or limited liability company agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state of its formation, in each case as amended from time to time.
“Other Connection Taxes”: with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes”: all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.18).
“Participant”: as defined in Section 9.6(b).
“Participant Register”: as defined in Section 9.6(b).
“Patriot Act”: as defined in Section 9.19.
“PBGC”: the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Pension Act”: the Pension Protection Act of 2006, as amended from time to time.
“Pension Funding Rules”: the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA, in each case, as amended from time to time.
“Performance Letters of Credit”: any trade or documentary Letter of Credit issued to secure the performance by any Person of its obligations, or to guarantee or otherwise secure any Person’s obligations relating to a bid, advance payment or security deposit, retention release, custom and duty deferment guaranty or bond, warranty or performance bond or other guaranty.
“Person”: an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.
“Plan”: any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Preferred Equity Interest”: any Equity Interest that, by its terms (or the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event or circumstance either (a) matures, (b) is redeemable (whether mandatorily or otherwise) at the option of the holder thereof for any consideration other than shares of common stock or (c) is convertible or exchangeable for Indebtedness or other Preferred Equity Interests, in each case, in whole or in part, on or prior to the date that is one year after the earlier of (x) the Commitment Termination Date or (y) the date on which the Loans have been paid in full, the Commitments have terminated, all Letters of Credit have expired or terminated and all L/C Disbursements have been reimbursed.
“Pricing Grid”: the Pricing Grid attached hereto as Annex A.

“Principal Issuing Bank”: each of Mizuho Bank, Ltd., MUFG Bank, Ltd., The Toronto-Dominion Bank, New York Branch, JPMorgan Chase Bank, N.A., BNP Paribas, Royal Bank of Canada, Barclays Bank PLC, Citibank, N.A., Credit Suisse AG, Cayman Islands Branch, Goldman Sachs Bank USA, The Bank of Nova Scotia, Bank of America, N.A., Wells Fargo Bank, N.A., Sumitomo Mitsui Banking Corporation and Commerzbank AG, New York Branch.
“PSXP”: Phillips 66 Partners LP, a Delaware limited partnership.
“PSXP Drop Down Transactions”: any acquisition by PSXP or its subsidiaries of master limited partnership qualifying assets of the Borrower or any Subsidiary, and all transactions consummated or agreements entered into in connection therewith; provided that (a) such acquisition shall be made for fair value (as reasonably determined by the chief financial officer of the Borrower) and (b) such acquisition is otherwise on terms and conditions that are fair and reasonable to the Borrower and the Subsidiaries, taking into account the totality of the relationship between the Borrower and the Subsidiaries, on the one hand, and PSXP and its subsidiaries, on the other.
“PSXP GP”: Phillips 66 Partners GP LLC, a Delaware limited liability company.
“Purchasing Lender”: as defined in Section 9.6(c).
“QFC”: has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support”: has the meaning assigned to it in Section 9.23.
“Qualified Intercompany Indebtedness”: any Indebtedness that (a) is owed by the Borrower or a Subsidiary to a Subsidiary that is wholly owned by the Borrower, (b) is not secured, and (c) if such Indebtedness is owed by a Loan Party, such Indebtedness is subordinated to the Obligations pursuant to the subordination terms set forth on Schedule III attached hereto.
“Qualified Issuer”: any commercial bank (a) which has capital and surplus in excess of $250,000,000 and (b) the outstanding long-term debt securities of which are rated at least A by S&P or at least A2 by Moody’s, or carry an equivalent rating by a nationally recognized rating agency if both of the rating agencies named herein cease publishing ratings of investments.
“Recipient”: (a) the Administrative Agent, (b) any Lender or (c) any Issuing Bank, as applicable.
“Reference Rate”: for any day the ABR for such day.
“Reference Rate Loans”: Loans hereunder at such time as they are made or being maintained at a rate of interest based upon the Reference Rate.
“Register”: as defined in Section 9.6(d).
“Reimbursement Obligation”: the obligation of the Borrower to reimburse the Issuing Bank pursuant to Section 2.20(f) for amounts drawn under Letters of Credit.
“Related Parties”: with respect to any Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Reportable Event”: a “reportable event” as that term is defined in Section 4043 of ERISA or the regulations issued thereunder.
“Requested Commitment Termination Date”: as defined in Section 2.21(a).
“Required Guarantor”: any wholly-owned Material Subsidiary that is a First Tier Subsidiary; collectively the “Required Guarantors”.
“Required Lenders”: at any time, Lenders, the Commitment Percentages of which aggregate more than 50% of the aggregate Commitments in effect at such time; provided that, if the Commitment of each Lender to make Loans and the obligation of each Issuing Bank to issue Letters of Credit have been terminated hereunder, then “Required Lenders” shall mean Lenders holding in the aggregate more than 50% of the Total Extensions of Credit (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Lender for purposes of this definition); provided further that, the aggregate amount of the Commitments of the Defaulting Lenders and the Total Extensions of Credit of the Defaulting Lenders (with the aggregate amount of each Defaulting Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Defaulting Lender for purposes of this definition), if any, shall be excluded from the determination of Required Lenders to the extent set forth in Section 2.22(b).
“Revolving Credit Loans”: as defined in Section 2.1(a).
“Revolving Credit Note”: as defined in Section 2.2(e).
“S&P”: Standard & Poor’s Ratings Services (a division of McGraw‑Hill Companies, Inc.).
“Sale/Leaseback Transaction”: an arrangement whereby the Borrower or a Subsidiary transfers property owned by it to a Person and the Borrower or a Subsidiary leases it from such Person.
“Sanctioned Country”: at any time, a country or territory which is itself the subject or target of any Sanctions.
“Sanctioned Person”: at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, by the United Nations Security Council, the European Union or any European Union member state in which the Borrower or any of its Subsidiaries conducts business, Her Majesty’s Treasury of the United Kingdom, or by the Government of Canada, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).
“Sanctions”: economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state in which the Borrower or any of its Subsidiaries conducts business, the Government of Canada or Her Majesty’s Treasury of the United Kingdom.
“Screen Rate”: the Alternate Currency Screen Rate and the Eurodollar Screen Rate, as applicable.
“SEC”: the United States Securities and Exchange Commission, or any Governmental Authority succeeding to the functions thereof.

“Securitization Entity”: any Person engaged solely in the business of effecting Securitization Transactions and related activities.
“Securitization Indebtedness”: any Indebtedness under any Securitization Transaction that does not permit or provide recourse for principal or interest (other than Standard Securitization Undertakings) to the Borrower or any Subsidiary of the Borrower (other than a Securitization Entity) or any property or asset of the Borrower or any Subsidiary of the Borrower (other than the property or assets of a Securitization Entity or any Equity Interests or securities issued by a Securitization Entity).
“Securitization Transaction”: any transaction in which the Borrower or a Subsidiary sells or otherwise transfers accounts receivable or other rights to payment (whether existing or arising in the future) and assets related thereto (a) to one or more purchasers or (b) to a special purpose entity that (i) borrows under a loan secured by or issues securities payable from such accounts receivable or other rights to payment (or undivided interests therein) and related assets or (ii) sells or otherwise transfers such accounts receivable or other rights to payment (or undivided interests therein) and related assets to one or more purchasers, whether or not amounts received in connection with the sale or other transfer of such accounts receivable or other rights to payment and related assets to an entity referred to in clause (a) or (b) above would under GAAP be accounted for as liabilities on a consolidated balance sheet of the Borrower. The amount of any Securitization Transaction shall be deemed at any time to be (1) the aggregate outstanding principal or stated amount of the borrowings or securities in connection with the transactions referred to in clause (b)(i) of the preceding sentence; (2) the outstanding amount of capital invested in or unrecovered outstanding purchase price paid in connection with a transaction referred to in clause (b)(ii) of the preceding sentence; or (3) if there shall be no such principal or stated amount or outstanding capital invested or unrecovered purchase price, the uncollected amount of the accounts receivable transferred to such purchaser(s) pursuant to such Securitization Transaction net of any such accounts receivable that have been written off as uncollectible and any discount in the purchase price thereof.
“Senior Debt”: the Borrower’s senior unsecured, non-credit enhanced, long term debt for which a rating has been established by Moody’s and/or S&P as provided in the Pricing Grid.
“Spot Rate”: for a currency means the rate determined by the Administrative Agent (or in the case by calculations made by an Issuing Bank the rate determined by such Issuing Bank) to be the rate quoted by such Person acting in such capacity as the spot rate for the purchase by such Person of such currency with Dollars through its principal foreign exchange trading office as at 10:00 A.M. (or as near thereto as may be practicable), New York City time, two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent (or such Issuing Bank) may obtain such spot rate from the Reference Lenders, as conclusively determined by the Reference Lenders as the spot rate for the purchase by the Reference Lenders of such Alternate Currency on or as of such date on the basis of the spot exchange rate therefor in the interbank eurocurrency market where the foreign currency and exchange operations of each Reference Lender’s Alternate Currency Office are customarily conducted with respect to such Alternate Currency as at 10:00 A.M. (or as near thereto as may be practicable), New York City time, on or as of such date.
“Standard Securitization Undertakings”: any representations, warranties, servicer obligations, covenants and indemnities entered into by the Borrower or any Subsidiary of the Borrower of a type that are reasonably customary in securitizations.
“Subsidiary”: with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower; provided that PSXP GP, PSXP and their respective subsidiaries, for so long as PSXP is not wholly owned, directly or indirectly, by the Borrower, in each case shall be deemed not to be Subsidiaries of the Borrower except for purposes of Sections 5.1(a), 5.1(b) and 5.6 (provided that, for the avoidance of doubt, the term “Material Adverse Effect” as used in such Section 5.6 shall be determined by reference to the Borrower and the Subsidiaries but excluding PSXP GP, PSXP and their respective subsidiaries for so long as PSXP is not wholly owned, directly or indirectly, by the Borrower).
“Subsidiary Guarantee”: as defined in Section 10.1.
“Supported QFC”: has the meaning assigned to it in Section 9.23.
“Taxes”: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Terminating Lender”: as defined in Section 2.21(a).
“Total Capitalization”: at the date of any determination thereof, the sum of (a) Consolidated Net Debt plus (b) Consolidated Net Worth plus (c) the involuntary liquidation value of any Preferred Equity Interests.
“Total Extensions of Credit”: at any time, the aggregate amount of the Loans and L/C Obligations outstanding at such time.
“Tranche”: the collective reference to Eurodollar Loans and Alternate Currency Loans, the Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not the Loans comprising any such Tranche were originally made on the same day).
“Transactions”: means the execution, delivery and performance by the Loan Parties of this Agreement and each of the other Loan Documents to which it is a party, the borrowing of Loans and the use of the proceeds thereof and the issuance of Letters of Credit hereunder.
“Transfer Effective Date”: as defined in each Assignment and Assumption.
“Transferee”: as defined in Section 9.6(g).
“Type”: as to any Revolving Credit Loan, its nature as a Reference Rate Loan, a Eurodollar Loan or an Alternate Currency Loan.
“U.S. Person”: a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regimes”: has the meaning assigned to it in Section 9.23.
“U.S. Tax Compliance Certificate”: as defined in Section 2.15(f)(ii)(B)(3).
“Voting Stock”: capital stock of the Borrower that is entitled to vote in the election of the board of directors of the Borrower (other than any such capital stock having such rights only upon the occurrence of a contingency that has not yet occurred).

“Withdrawal Liability”: liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent”: any Loan Party and the Administrative Agent.
“Write-Down and Conversion Powers”: With respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
Section 1.2    Other Definitional Provisions.
(a)    Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any other Loan Document or any certificate or other document made or delivered pursuant hereto.
(b)    As used herein and in any other Loan Document, and in any certificate or other document made or delivered pursuant hereto, (i) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (ii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, capital stock, securities, revenues, accounts, leasehold interests and contract rights, (iv) references to agreements shall, unless otherwise specified, be deemed to refer to such agreements as amended, supplemented, restated or otherwise modified from time to time, and (v) any reference herein to any Person shall be construed to include such Person’s successors and assigns.
(c)    The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, schedule and exhibit references are to this Agreement unless otherwise specified.
(d)    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
(e)    Provisions of this Agreement related to Alternate Currency Loans and Letters of Credit denominated in Alternate Currencies shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify (after consultation with the Borrower) to be appropriate to reflect (i) the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro, and/or (ii) a change in currency of any country (including any member state of the European Union that elects to discontinue use of the Euro) and any relevant market conventions or practices relating to the change in currency.
Section 1.3    Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein.
Section 1.4    Alternate Currencies.
(a)    The Borrower may from time to time request that a currency (other than Dollars) constitute an Alternate Currency hereunder so long as such requested currency otherwise meets the definition of Alternate Currency. In order for any such currency to constitute an Alternate Currency hereunder, the Borrower shall have requested and each of the Lenders shall have agreed that Alternate Currency Loans may be made and/or Letters of Credit may be issued hereunder in such requested currency in accordance with the terms of this Section 1.4 (it being understood that a currency may constitute an Alternate Currency hereunder for the purpose of issuing a Letter of Credit but not for the purpose of making a Eurocurrency Loan, and vice versa).
(b)    Any such request shall be made to the Administrative Agent not later than ten Business Days prior to the date of the desired Alternate Currency Loan or Letter of Credit. The Administrative Agent shall promptly notify each Lender thereof. Each Lender shall notify the Administrative Agent, not later than 11:00 A.M., five Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Alternate Currency Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.
(c)    Any failure by a Lender to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender to permit Alternate Currency Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Lenders consent to making Alternate Currency Loans and to the Issuing Banks issuing Letters of Credit in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Alternate Currency hereunder for so long as such currency satisfies the other provisions in the definition of “Alternate Currency.” If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.4, the Administrative Agent shall promptly so notify the Borrower.
(d)    Notwithstanding the foregoing, with respect to any Alternate Currency, if the Required Lenders notify the Administrative Agent that (i) currency control or other exchange regulations are imposed in the country in which such currency is issued with the result that different types of such currency are introduced, (ii) such country’s currency is no longer readily available or freely traded or (iii) a Dollar Equivalent is not readily calculable (each of clause (i), (ii) and (iii), a “Disqualifying Event”), then the Administrative Agent shall promptly notify the Lenders and the Borrower, and such currency shall no longer be an Alternate Currency until such time as the Disqualifying Event(s) no longer exist, but in any event within five (5) Business Days of receipt of such notice from the Administrative Agent, the Borrower shall repay all Loans in such currency to which the Disqualifying Event applies or convert such Loans into Loans in Dollars or another Alternate Currency, subject to the other terms contained in Article 2.
(e)    Wherever in this Agreement in connection with a borrowing, making of an Alternate Currency Loan, conversion, continuation or prepayment of an Alternate Currency Loan or the issuance,

amendment or extension of a Letter of Credit denominated in an Alternate Currency, an amount, such as a required minimum or multiple amount, is expressed in Dollars, such amount shall be the relevant Alternate Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternate Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the applicable Issuing Bank, as the case may be.
Section 1.5    Interest Rates; LIBOR Notification. The interest rate on Eurodollar Loans is determined by reference to the Eurodollar Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurodollar Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. In the event that the London interbank offered rate is no longer available or in certain other circumstances as set forth in Section 2.11(c) of this Agreement, such Section 2.11(c) provides a mechanism for determining an alternative rate of interest. The Administrative Agent will notify the Borrower, pursuant to Section 2.11, in advance of any change to the reference rate upon which the interest rate on Eurodollar Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “Eurodollar Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to Section 2.11(c), will be similar to, or produce the same value or economic equivalence of, the Eurodollar Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.
Section 1.6    Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
Section 1.7    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.
ARTICLE 2.    AMOUNT AND TERMS OF COMMITMENTS
Section 2.1    Revolving Credit Loans.

(a)    Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans (“Revolving Credit Loans”) in Dollars and in Alternate Currency to the Borrower from time to time during the period from and including the Closing Date to but not including such Lender’s Commitment Termination Date in an aggregate principal amount (or the Dollar Equivalent thereof, in the case of the Alternate Currency Loans) at any one time outstanding which, when added to such Lender’s Commitment Percentage of the sum of (i) [Intentionally Deleted] and (ii) the L/C Obligations then outstanding (or the Dollar Equivalent thereof, in the case of L/C Obligations denominated in an Alternate Currency), does not exceed the amount of such Lender’s then current Commitment, provided that the aggregate amount of the Total Extensions of Credit outstanding (or the Dollar Equivalent thereof, in the case of Alternate Currency Loans or L/C Obligations denominated in an Alternate Currency) shall not at any time exceed the aggregate amount of the Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may use the Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.
(b)    The Revolving Credit Loans may from time to time be (i) Eurodollar Loans, (ii) Reference Rate Loans, (iii) Alternate Currency Loans or (iv) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with Section 2.3 or Section 2.6, provided that, no Revolving Credit Loan shall be made as a Eurocurrency Loan after the day that is one month prior to the last occurring Commitment Termination Date. Eurodollar Loans shall be made by each Lender at its Eurodollar Office, Alternate Currency Loans shall be made by each Lender at its Alternate Currency Office and Reference Rate Loans shall be made by each Lender at its Domestic Office.
Section 2.2    Repayment of Loans; Evidence of Indebtedness.
(a)    The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of the Revolving Credit Loans made by such Lender on such Lender’s Commitment Termination Date (or such earlier date on which the Revolving Credit Loans become due and payable pursuant to Section 2.5 or Article 7). The Borrower hereby further agrees to pay interest on the unpaid principal amount of its Revolving Credit Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.9.
(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.
(c)    The Administrative Agent shall maintain the Register pursuant to Section 9.6(d), and a subaccount therein for each Lender in which there shall be recorded (i) the amount of each Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.
(d)    The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.2(b) shall, to the extent permitted by applicable Law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

(e)    The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing the Revolving Credit Loans of such Lender, substantially in the form of Exhibit A with appropriate insertions as to principal amount (each, a “Revolving Credit Note”).
Section 2.3    Procedure for Revolving Credit Borrowing.
(a)    The Borrower may borrow under the Commitments during the Commitment Period on any Business Day; provided that the Borrower shall give the Administrative Agent a Borrowing Request, which Borrowing Request shall be irrevocable, (i) prior to 1:00 P.M., New York City time, four Business Days prior to the requested Borrowing Date, in the case of Alternate Currency Loans, (ii) prior to 1:00 P.M., New York City time, three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans and (iii) prior to 3:00 P.M., New York City time, on the requested Borrowing Date, in the case of Reference Rate Loans, specifying (A) the amount to be borrowed, (B) the requested Borrowing Date, (C) whether the borrowing is to be a Eurodollar Loan, an Alternate Currency Loan, a Reference Rate Loan or a combination thereof and (D) the length of the Interest Period for each Eurodollar Loan or Alternate Currency Loan included in such Borrowing Request. Each borrowing under the Commitments shall be in an aggregate principal amount of the lesser of (1) $10,000,000 (or Dollar Equivalent thereof, in the case of Alternate Currency Loans) or a whole multiple of $5,000,000 in excess thereof (or Dollar Equivalent thereof, in the case of Alternate Currency Loans), and (2) the then Available Commitments.
(b)    Upon receipt of such Borrowing Request from the Borrower, the Administrative Agent shall promptly notify each Lender thereof (but in any event no later than (i) the date of receipt of such Borrowing Request from the Borrower, in the case of Eurodollar Loans and Alternate Currency Loans and (ii) 2:00 P.M., New York City time (or, in the case of Reference Rate Loans requested after 1:30 P.M., New York City time, 3:30 P.M., New York City time), on the requested Borrowing Date in the case of Reference Rate Loans). If such request is to make Alternate Currency Loans, the Administrative Agent shall determine, which determination shall be conclusive, the Dollar Equivalent of the requested Alternate Currency Loan and shall include such determination in such notice to the Lenders and shall give the Borrower notice of such determination. Each Lender will make the amount of its Commitment Percentage of each borrowing available to the Administrative Agent for the account of the Borrower (x) to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders prior to (1) 3:00 P.M., New York City time (or in the case of Reference Rate Loans requested after 1:30 P.M., New York City time, 4:30 P.M., New York City time), in the case of Reference Rate Loans, and (2) 12:00 P.M., New York City time, in the case of Eurodollar Loans and (y) at an account designated by the Administrative Agent maintained in London, England prior to 11:00 A.M., New York City time, in the case of Alternate Currency Loans, in each case on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent (in Dollars, in the case of Reference Rate Loans and Eurodollar Loans, or in the Alternate Currency, in the case of Alternate Currency Loans). The proceeds of all such Revolving Credit Loans will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower on the books of the Administrative Agent, or such other account of the Borrower as shall have been designated by the Borrower to the Administrative Agent, with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent within one (1) hour of receipt by the Administrative Agent within one (1) hour of receipt by the Administrative Agent but in any event no later than 4:00 P.M., New York City time (or, in the case of Reference Rate Loans requested after 1:30 P.M., New York City time, no later than 5:00 P.M., New York City time).
(c)    Unless the Administrative Agent shall have been notified in writing by any Lender prior to a proposed Borrowing Date (or, in the case of any borrowing of Reference Rate Loans, prior to (x) 3:00 P.M., New York City time or (y) in the case of any borrowing of Reference Rate Loans that was requested after

1:30 P.M., New York City time, 4:30 P.M., New York City time, in each case on the proposed Borrowing Date) that such Lender will not make available to the Administrative Agent the amount which would constitute its Commitment Percentage of the borrowing on such Borrowing Date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Borrowing Date, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower an amount equal to such Lender’s Commitment Percentage of the borrowing on such Borrowing Date. The Administrative Agent shall notify the Borrower as promptly as practicable if such Lender’s Commitment Percentage of such borrowing is not made available to the Administrative Agent on such Borrowing Date. If such amount is made available to the Administrative Agent on a date after such Borrowing Date, such Lender shall pay to the Administrative Agent on demand an amount equal to the product of (i) the daily average overnight Federal Funds Effective Rate during such period as quoted by the Administrative Agent, times (ii) the amount of such Lender’s Commitment Percentage of such borrowing (minus the amount, if any, which such Lender has made available to the Administrative Agent), times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Borrowing Date to the date on which such Lender’s Commitment Percentage of such borrowing shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.3(c) shall be prima facie evidence of the accuracy of the information set forth therein, absent manifest error. If such Lender’s Commitment Percentage of such borrowing is not in fact made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall be entitled to recover the amount of such Lender’s Commitment Percentage of such borrowing (minus the amount, if any, which such Lender had made available to the Administrative Agent) on demand from the Borrower with interest thereon (A) for the period from and including such Borrowing Date to the date one day after such demand, at a rate per annum equal to the daily average overnight Federal Funds Effective Rate during such period as quoted by the Administrative Agent and calculated on the basis of a 360-day year for the actual days elapsed and (B) thereafter, at the rate per annum applicable to Reference Rate Loans hereunder. Nothing contained in this Section 2.3(c) shall prejudice in any manner whatsoever any right or remedy of the Borrower against such Lender.
Section 2.4    Termination or Reduction of Commitments; Increase of Commitments.
(a)    The Borrower shall have the right, upon not less than three Business Days’ notice to the Administrative Agent, to terminate the Commitments or, from time to time, to reduce the amount thereof, provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the then outstanding Total Extensions of Credit (or the Dollar Equivalent, in the case of Alternate Currency Loans or L/C Obligations denominated in an Alternate Currency) would exceed the amount of the Commitments then in effect. Any such reduction shall be in an amount of $10,000,000, or a whole multiple of $5,000,000 in excess thereof, and shall reduce permanently the amount of such Commitments then in effect.
(b)    [Intentionally Deleted.]
(c)    The Borrower shall have the right, upon notice to the Administrative Agent and without the consent of the Lenders (provided that no Lender’s Commitment shall be increased without such Lender’s consent, which consent may be given or withheld in such Lender’s sole and absolute discretion), to cause from time to time an increase in the aggregate Commitments of the Lenders (i) by adding one or more additional Lenders, each with its own additional Commitment, and any such additional Lenders must be approved by the Administrative Agent and the Issuing Banks (such approvals not to be unreasonably withheld or delayed) and shall become a party as a “Lender” and assume obligations and acquire rights as such additional Lender would have assumed and/or acquired had such additional Lender been an original Lender, or (ii) by allowing one or more existing Lenders to increase their respective Commitments; provided that no such increase provided for in clauses (i) and (ii) above shall be permitted if (A) any Event of Default then exists and is continuing or (B) the aggregate Commitments immediately after giving effect to such increases would exceed $6,000,000,000. Each such increase shall be in a minimum amount of $25,000,000 and integral multiples of $5,000,000.
Section 2.5    Prepayments.
(a)    The Borrower may at any time and from time to time prepay the Revolving Credit Loans, in whole or in part, without premium or penalty, upon irrevocable written notice delivered to the Administrative Agent at least two Business Days’ prior thereto in the case of Eurocurrency Loans and on the date of such prepayment in the case of Reference Rate Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, Alternate Currency Loans, Reference Rate Loans, or a combination thereof, and if of a combination thereof, the amount of prepayment allocable to each. Upon receipt of such notice the Administrative Agent shall promptly notify each Lender thereof. If such notice is given, the payment amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Reference Rate Loans) accrued interest to such date on the amount prepaid and any amounts payable pursuant to Section 2.16.
(b)    If, after giving effect to any termination or reduction of the Commitments pursuant to Section 2.4, Section 2.21 or Section 2.22(d), the aggregate outstanding principal amount of the Total Extensions of Credit exceeds the Commitments as so reduced, the Borrower shall, simultaneously with any such termination or reduction of the Commitments, pay or prepay the Revolving Credit Loans in an amount equal to such excess, together with interest thereon accrued to such date of payment or prepayment and any amount payable pursuant to Section 2.16; provided that if the aggregate principal amount of Revolving Credit Loans then outstanding is less than the amount of such excess (because L/C Obligations constitute a portion thereof), the Borrower shall, to the extent of the balance of such excess, Cash Collateralize outstanding Letters of Credit in an amount equal to such excess to be held as provided in Section 2.20(k).
(c)    If (i) on the fourth Business Day prior to (x) any Interest Payment Date for any Revolving Credit Loan when any Alternate Currency Loan is outstanding, or if no Alternate Currency Loans are outstanding, any Letter of Credit denominated in an Alternate Currency is outstanding, or (y) any L/C Fee Payment Date, the aggregate principal amount of the Total Extensions of Credit outstanding (in the case of Alternate Currency Loans and L/C Obligations denominated in an Alternate Currency such principal amount being the Dollar Equivalent thereof on such fourth Business Day as determined by the Administrative Agent, which determination shall be conclusive absent manifest error) exceeds the aggregate Commitments or (ii) the Administrative Agent at the request of any Lender (which request may be made at any time an Alternate Currency Loan or Letter of Credit denominated in an Alternate Currency is outstanding) shall notify the Borrower that the aggregate principal amount of the Total Extensions of Credit outstanding (in the case of Alternate Currency Loans and L/C Obligations denominated in an Alternate Currency such principal amount being the Dollar Equivalent thereof on such date as determined by the Administrative Agent, which determination shall be conclusive absent manifest error) exceeds an amount equal to 102% the aggregate Commitments, then on such Interest Payment Date, L/C Fee Payment Date or within four Business Days of the Borrower’s receipt of such notice, as applicable, the Borrower shall prepay Revolving Credit Loans in an amount equal to such excess. The Borrower shall specify whether such prepayment is of Alternate Currency Loans, Eurodollar Loans, Reference Rate Loans, or a combination thereof, and if of a combination thereof, the amount of prepayment allocable to each. If the Borrower fails to so specify, and there is more than one Type of Revolving Credit Loan, the amount prepaid shall be applied first to outstanding Alternate Currency Loans, then to outstanding Eurodollar Loans, then to outstanding Reference Rate Loans. If the aggregate principal amount of Revolving Credit Loans then outstanding is less than the amount of such excess (because L/C Obligations constitute a portion thereof), the Borrower shall, to the extent of the balance of such excess, Cash Collateralize outstanding Letters of Credit in an amount equal to such excess to be held as provided in Section 2.20(k).
Section 2.6    Conversion and Continuation Options. With respect to Revolving Credit Loans:
(a)    The Borrower may elect from time to time to convert its Eurocurrency Loans to Reference Rate Loans by giving the Administrative Agent prior irrevocable notice of such election by 11:00 A.M. on a Business Day, provided that any such conversion of Eurocurrency Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert its Eurodollar Loans or Reference Rate Loans to Alternate Currency Loans by giving the Administrative Agent at least four Business Days’ prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert its respective Reference Rate Loans or Alternate Currency Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days’ prior irrevocable notice of such election, provided that any such conversion of Alternate Currency Loans may only be made on the last day of an Interest Period with respect thereto. Any such notice of conversion to Eurocurrency Loans shall specify the length of the Interest Periods therefor and, in the case of Eurocurrency Loans, the requested Type thereof. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. All or any part of the outstanding Eurocurrency Loans and Reference Rate Loans may be converted as provided herein, provided that no Revolving Credit Loan may be converted into a Eurocurrency Loan (i) when any Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders in their sole discretion, notifies the Borrower such conversions shall not be permitted, (ii) if, after giving effect thereto, Section 2.7 would be contravened, or (iii) after the date that is one month prior to the last occurring Commitment Termination Date; provided further, that if such conversion is not permitted pursuant to the preceding proviso and the applicable Eurocurrency Loan is not repaid, such Revolving Credit Loans shall automatically be converted to Reference Rate Loans on the last day of such then expiring Interest Period.
(b)    Any Eurocurrency Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Administrative Agent, in accordance with the appropriate notification provisions therefor set forth in Section 2.6(a), of the length of the next Interest Period to be applicable to such Loans, provided that no Eurocurrency Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such conversions, (ii) if, after giving effect thereto, Section 2.7 would be contravened, (iii) if such Eurocurrency Loan is denominated in a currency that no longer constitutes an Alternate Currency, or (iv) after the date that is one month prior to the Commitment Termination Date; provided further, that if the Borrower shall fail to give any required notice as described above in this Section 2.6 or if such continuation is not permitted pursuant to the preceding proviso, such Revolving Credit Loans shall automatically be converted to Reference Rate Loans (denominated in Dollars if such continuation is not permitted pursuant to clause (iii) of the preceding proviso) on the last day of such then expiring Interest Period.
(c)    The conversion or continuation of Loans as herein provided shall not constitute the making of new Loans hereunder.
Section 2.7    Maximum Number of Tranches. All borrowings, conversions and continuations of Loans and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, there shall be no more than twenty Tranches outstanding at any one time.

Section 2.8    Fees.
(a)    The Borrower agrees to pay to the Administrative Agent for the account of each Lender (subject to Section 2.22(b)(i)) a non-refundable commitment fee (the “Commitment Fee”) from and including the Closing Date to such Lender’s Commitment Termination Date, computed at the rate per annum set forth on the Pricing Grid on the average daily amount of the Available Commitment of such Lender (using the Dollar Equivalent of any Alternate Currency Loans then outstanding) during the period for which payment is made. Such Commitment Fees shall be payable quarterly in arrears on the last Business Day of each March, June, September and December and on such Lender’s Commitment Termination Date or such earlier date as the Commitment of such Lender shall terminate as provided herein, commencing on the first of such dates to occur after the Closing Date.
(b)    The Borrower agrees to pay to the Administrative Agent, for its own account, an administrative agent’s fee set forth in the Fee Letter between the Borrower and the Administrative Agent.
(c)    The Borrower agrees to pay to the Administrative Agent, for the account of each Lender, the upfront fees set forth in the Fee Letters among the Borrower and the Joint Lead Arrangers.
Section 2.9    Interest Rate.
(a)    Each Eurocurrency Loan shall bear interest for the Interest Period applicable thereto on the unpaid principal amount thereof at a rate per annum equal to the Eurocurrency Rate determined for such Interest Period plus the Applicable Margin.
(b)    Each Reference Rate Loan shall bear interest for each day on the unpaid principal amount thereof at a fluctuating rate per annum equal to the Reference Rate for such day plus the Applicable Margin.
(c)    [Intentionally Deleted]
(d)    If all or a portion of the principal amount of any Loan or Reimbursement Obligation or if all or a portion of any interest payable on any Loan or any fee or other amount payable by the Borrower hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall, without limiting the rights of any Lender under Article 7, bear interest at a rate per annum which is (i) in the case of overdue principal, 2% above the rate which would otherwise be applicable pursuant to Section 2.9(a) or (b) and (ii) in the case of any other overdue amount, 2% above the rate described in Section 2.9(b), in each case from the date of nonpayment until such amount is paid in full (before and after judgment); provided that if such overdue principal amount is of Eurocurrency Loans and the due date therefor is other than the last day of the Interest Period with respect thereto, such Eurocurrency Loans shall bear interest from the date that such principal amount was due to the last day of such Interest Period at a rate per annum which is 2% above the rate which would otherwise be applicable pursuant to clause (a) of this Section 2.9.
(e)    Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to clause (d) of this Section 2.9 shall be payable from time to time on demand.
Section 2.10    Computation of Interest and Fees.
(a)    Interest in respect of the Reference Rate Loans shall be calculated on the basis of a 365 (or 366, as the case may be) day year for the actual days elapsed. Commitment Fees and interest in respect of Eurocurrency Loans shall be calculated on the basis of a 360 day year for the actual days elapsed. The

Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurocurrency Rate. Any change in the interest rate on a Loan resulting from a change in the Reference Rate or the Applicable Margin shall become effective as of the opening of business on the day on which such change in Reference Rate is announced or such Applicable Margin changes as provided herein, as the case may be. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change.
(b)    Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, upon the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.9(a).
(c)    [Intentionally Deleted]
(d)    [Intentionally Deleted]
(e)    [Intentionally Deleted]
Section 2.11    Inability to Determine Interest Rate; Illegality; Alternative Rate.
(a)    Inability to Determine Interest Rate. In the event that prior to the first day of any Interest Period with respect to a Eurocurrency Loan:
(i)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate for such Interest Period; or
(ii)    the Administrative Agent shall have received notice from Lenders constituting the Required Lenders that the interest rate determined pursuant to Section 2.9(a) for such Interest Period does not accurately reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining Eurocurrency Loans during such Interest Period, with respect to a Loan that is to be made as or converted to or continued as a Eurodollar Loan or an Alternate Currency Loan, the Administrative Agent shall forthwith give telecopy or telephonic notice (provided that any telephonic notice shall be promptly confirmed in writing) of such determination to the Borrower and each Lender at least one day prior to the relevant Borrowing Date, conversion date or continuation date for such Eurodollar Loan or Alternate Currency Loan. If such notice is given, (x) any Loan that is to be made as or converted to or continued as a Eurodollar Loan shall be made as or converted to a Reference Rate Loan and (y) any Loan that is to be made as or converted to or continued as an Alternate Currency Loan shall be made as a Eurodollar Loan, having an Interest Period of one month, if available, and otherwise shall be made as or converted to a Reference Rate Loan. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans or Alternate Currency Loans, as applicable, shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans or Alternate Currency Loans, as applicable.
(b)    Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its applicable lending office to honor its obligation to make or maintain Eurocurrency Loans either generally or having a particular Interest Period hereunder, then (a) such Lender shall promptly notify the Borrower and the Administrative Agent thereof and such Lender’s obligation to make such Eurocurrency Loans shall be suspended (the “Affected Loans”) until such time as such Lender may again make and maintain such Eurocurrency Loans and (b) all Affected Loans which would otherwise be made by such Lender shall be made instead as Reference Rate Loans (and, if such Lender so requests by notice to the Borrower and the Administrative Agent, all Affected Loans of such Lender then outstanding shall be automatically converted into Reference Rate Loans on the date specified by such Lender in such notice) and, to the extent that Affected Loans are so made as (or converted into) Reference Rate Loans, all payments of principal which would otherwise be applied to such Lender’s Affected Loans shall be applied instead to its Reference Rate Loans.
(c)    Alternative Rate. If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) have not arisen but either (w) the supervisor for the administrator of the Screen Rate has made a public statement that the administrator of the Screen Rate is insolvent (and there is no successor administrator that will continue publication of the Screen Rate), (x) the administrator of the Screen Rate has made a public statement identifying a specific date after which the Screen Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of the Screen Rate), (y) the supervisor for the administrator of the Screen Rate has made a public statement identifying a specific date after which the Screen Rate will permanently or indefinitely cease to be published or (z) a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the Screen Rate may no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the Eurocurrency Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Margin); provided that, if such alternate rate of interest as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Notwithstanding anything to the contrary in Section 9.1, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (c) (but, in the case of the circumstances described in clause (ii)(w), clause (ii)(x) or clause (ii)(y) of the first sentence of this Section 2.11(c), only to the extent the Screen Rate for such Interest Period is not available or published at such time on a current basis), (x) any notice that requests the conversion of any Loan to, or continuation of any Loan as, a Eurocurrency Loan shall be ineffective and (y) if any Borrowing Request requests a Eurocurrency Loan, such Loan shall be made as an Reference Rate Borrowing.
Section 2.12    Pro Rata Treatment and Payments.
(a)    Each borrowing of Loans by the Borrower from the Lenders hereunder and, except as otherwise provided by Section 2.21 and Section 2.22, each payment by the Borrower on account of any fee payable hereunder in respect of the Commitments and any reduction of the Commitments of the Lenders hereunder shall be made pro rata according to the respective Commitment Percentages of the Lenders. Except as otherwise provided in Section 2.21 or Section 2.22, each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans then held by the Lenders.

(b)    The Borrower expressly agrees that in all cases where an Alternate Currency Loan is outstanding its primary obligation is to make payments of principal and interest thereon in the Alternate Currency. Notwithstanding the foregoing, to the extent the Borrower is required hereunder to pay in Dollars any Eurocurrency Loan denominated in a currency other than Dollars, such amount shall be paid in Dollars using the Dollar Equivalent of the Eurocurrency Loan (calculated based upon the Dollar Equivalent in effect on the date of payment thereof). Where an Alternate Currency Loan is outstanding, for the purpose of the Administrative Agent making calculations which, pursuant to this Agreement, are to be made in Dollars (including, but without prejudice to the generality of the foregoing, calculation of Commitment Fees and the amount of the Available Commitments), such calculations shall be made in Dollars by reference to the Dollar Equivalent of such Alternate Currency Loan in effect as of the date of any determination thereof.
(c)    All payments (including prepayments) to be made by the Borrower hereunder and under any other Loan Documents, whether on account of principal, interest and fees or otherwise, shall be made without set-off or counterclaim and shall be made prior to 12:00 P.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent’s office set forth in Section 9.2, in lawful money of the United States of America (except with respect to Alternate Currency Loans, which shall be payable in lawful money of the Alternate Currency and at the Administrative Agent’s London Agency office) and in immediately available funds. Any amounts received after such time on any date shall be deemed to have been received on the next succeeding Business Day for the purposes of calculating interest thereon. The Administrative Agent shall distribute such payments to each Lender to its Eurodollar Office, Alternate Currency Office or Domestic Office, as applicable, promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurocurrency Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurocurrency Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.
(d)    If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed L/C Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed L/C Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed L/C Disbursements then due to such parties.
(e)    Notwithstanding the foregoing provisions of this Section 2.12, if, after the making of any Eurocurrency Loan in any currency other than Dollars, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which such Eurocurrency Loan was made (the “Original Currency”) no longer exists or the Borrower is not able to make payment to the Administrative Agent for the account of the Lenders or any Issuing Bank, as applicable, in such Original Currency, then all payments to be made by the Borrower hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Equivalent (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrower take all risks of the imposition of any such currency control or exchange regulations.
Section 2.13    Payments by the Borrower. Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, and each Lender severally agrees to repay forthwith on demand, such amount with interest thereon at the rate per annum equal to the daily average overnight Federal Funds Effective Rate during such period as quoted by the Administrative Agent and calculated on the basis of a 360-day year for the actual days elapsed. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.
Section 2.14    Other Costs; Increased Costs.
(a)    The Borrower agrees to pay to each Lender which requests compensation under this Section 2.14 (by notice to the Borrower), on the last day of each Interest Period with respect to any Eurocurrency Loan made or maintained by such Lender, so long as such Lender shall be required to maintain reserves against “Eurocurrency liabilities” under Regulation D of the Board of Governors of the Federal Reserve System (or, so long as such Lender may be required by such Board of Governors or by any other Governmental Authority to maintain reserves against any other category of liabilities which includes deposits by reference to which the interest rate on Eurocurrency Loans is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Lender which includes any Eurocurrency Loans), an additional amount (determined by such Lender and notified to the Borrower) representing such Lender’s calculation or, if an accurate calculation is impracticable, reasonable estimate (using such reasonable means of allocation as such Lender shall determine) of the actual costs, if any, incurred by such Lender during such Interest Period as a result of the applicability of the foregoing reserves to such Eurocurrency Loans, which amount in any event shall not exceed the product of the following for each day of such Interest Period:
(i)    the principal amount of the Eurocurrency Loans made or maintained by such Lender to which such Interest Period relates outstanding on such day; and
(ii)    the difference between (x) a fraction the numerator of which is the Eurocurrency Rate (expressed as a decimal) applicable to such Eurocurrency Loan and the denominator of which is one minus the maximum rate (expressed as a decimal) at which such reserve requirements are imposed by such Board of Governors or other Governmental Authority on such date minus (y) such numerator; and
(iii)    a fraction the numerator of which is one and the denominator of which is 360.
(b)    If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender;
(ii)    impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or
(iii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income

Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, such Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then, upon the request of such Lender, Issuing Bank, or other Recipient, the Borrower will pay to such Lender, such Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(c)    If any Lender determines in good faith that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, as applicable, or the Letters of Credit issued by such Lender (in its capacity as an Issuing Bank), to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered; provided that such Lender or such Issuing Bank is generally seeking compensation from similarly situated borrowers under similar credit facilities (to the extent such Lender or such Issuing Bank has the right under such similar credit facilities to do so) with respect to such Change in Law regarding capital or liquidity requirements.
(d)    A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in clause (b) or (c) of this Section 2.14 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
(e)    Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.14. shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.14 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
Section 2.15    Taxes.
(a)    Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.15) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)    Payment of Other Taxes by the Borrower. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for, the payment of Other Taxes.
(c)    Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.15, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(d)    Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within 30 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.6(b) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (e).
(f)    Status of Lenders.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of any such documentation (other than such documentation set forth in Section 2.15(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,
(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an executed copy of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed copy of IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)    in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, an executed copy of IRS Form W-8ECI;
(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed copy of IRS Form W-8BEN-E or IRS Form W-8BEN; or
(4)    to the extent a Foreign Lender is not the beneficial owner, an executed copy of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-3 or Exhibit G-4, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(g)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.15 (including by the payment of additional amounts pursuant to this Section 2.15), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.15 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this clause (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 2.15 shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)    Survival. Each party’s obligations under this Section 2.15 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
(i)    For purposes of determining withholding Taxes imposed under FATCA, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
Section 2.16    Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:
(a)    failure by the Borrower to make a payment when due of the principal amount of or interest on any Eurocurrency Loans of such Lender;
(b)    failure by the Borrower to borrow Eurocurrency Loans after the Borrower has given a Borrowing Request requesting the same in accordance with Section 2.3;
(c)    failure by the Borrower to make a conversion into or continuation of Eurocurrency Loans after the Borrower has given a notice requesting the same in accordance with Section 2.6;
(d)    failure by the Borrower to make any prepayment of Eurocurrency Loans after the Borrower has given notice of the same in accordance with Section 2.5(a);
(e)    the making of any conversion or prepayment of Eurocurrency Loans on a day which is not the last day of the Interest Period with respect thereto; and
(f)    any assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18;
including in each case any such loss or expense arising from the reemployment of funds obtained by it to maintain its Eurocurrency Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained and any foreign exchange losses actually incurred. If a Lender becomes entitled to claim any amounts pursuant to this Section 2.16, it shall promptly notify the Borrower, through the Administrative Agent, of the event by reason of which it has become so entitled. A certificate as to any amounts payable pursuant to this Section 2.16 and setting forth in reasonable detail the basis for such claim, submitted by such Lender (through the Administrative Agent) to the Borrower, shall be conclusive in the absence of manifest error.
Section 2.17    Mitigation Obligations. If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or Section 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

Section 2.18    Replacement of Lenders. If (a) any Lender requests compensation under Section 2.14, (b) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lenders pursuant to Section 2.15, (c) any Lender is a Defaulting Lender, or if any Lender fails to execute and deliver any amendment, consent or waiver to any Loan Document requested by the Borrower by the date specified by the Borrower (or gives the Borrower or the Administrative Agent written notice prior to such date of its intention not to do so) which amendment, consent or waiver is required to be executed by all Lenders or all affected Lenders, or (d) any Lender shall fail to agree to extend the Commitment Termination Date pursuant to Section 2.21, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.6), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent and each Issuing Bank, which consents shall not unreasonably be withheld or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in L/C Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee or the Borrower, as applicable, (iii) if any such Lender is an Issuing Bank and any Letters of Credit issued by such Issuing Bank under this Agreement remain outstanding, the Borrower shall deposit cash collateral with such Issuing Bank in an amount equal to the aggregate face amount of such Letters of Credit upon terms reasonably satisfactory to such Issuing Bank to secure the Borrower’s obligations to reimburse for drawings under such Letters of Credit or make other arrangements satisfactory to such Issuing Bank with respect to such Letters of Credit, including other credit support, (iv) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments, and (v) in the case of any assignment resulting from a Lender failing to execute and deliver any amendment, consent or waiver requested by the Borrower, the applicable amendment, consent or waiver has been approved by the Required Lenders.
Section 2.19    [Intentionally Deleted].
Section 2.20    Letters of Credit.
(a)    L/C Commitment. Subject to the terms and conditions hereof, each Issuing Bank, in reliance on the agreements of the other Lenders set forth in Section 2.20(e), agrees to issue letters of credit (“Letters of Credit”) for the account of the Borrower or any of its Subsidiaries or Affiliates (or any Joint Venture, provided such Issuing Bank has received all documentation and other information required by regulatory authorities with respect to such Joint Venture under applicable “know your customer”, “beneficial ownership” and anti-money laundering rules and regulations, including with respect to the PATRIOT Act and Beneficial Ownership Regulation, in a form reasonably satisfactory to such Issuing Bank and the Administrative Agent) on any Business Day during the period from the Closing Date to the date that is five Business Days prior to the Commitment Termination Date of such Issuing Bank in such form as may be approved from time to time by such Issuing Bank; provided that no Issuing Bank shall have any obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) without the consent of the applicable Issuing Bank, (A) in the case of Mizuho Bank, Ltd., MUFG Bank, Ltd., or The Toronto-Dominion Bank, New York Branch, the L/C Obligations with respect to Letters of Credit issued by such Principal Issuing Bank would exceed $128,000,000 or such other amount (not to exceed, when added to the Letter of Credit commitments of all other Issuing Banks, the aggregate amount of the Commitments) as may be agreed to by such Principal Issuing Bank and the Borrower in writing from time to time (with prompt notice to the Administrative Agent), (B) in the case of JPMorgan Chase Bank, N.A. the L/C Obligations with respect to Letters of Credit issued by such Principal Issuing Bank would exceed $158,000,000 or such other amount (not to exceed, when added to the Letter of Credit commitments of all other Issuing Banks, the aggregate amount of the

Commitments) as may be agreed to by such Principal Issuing Bank and the Borrower in writing from time to time, (with prompt notice to the Administrative Agent), (C) in the case of any other Principal Issuing Bank, the L/C Obligations with respect to Letters of Credit issued by such Principal Issuing Bank would exceed $178,000,000 or such other amount (not to exceed, when added to the Letter of Credit commitments of all other Issuing Banks, the aggregate amount of the Commitments) as may be agreed to by such Principal Issuing Bank and the Borrower in writing from time to time (with prompt notice to the Administrative Agent), and (D) in the case of any other Issuing Bank, the L/C Obligations with respect to Letters of Credit issued by such Issuing Bank would exceed such amount (not to exceed, when added to the Letter of Credit commitments of all other Issuing Banks, the aggregate amount of the Commitments) as may be agreed to by such Issuing Bank and the Borrower in writing from time to time (with prompt notice to the Administrative Agent), (ii) the aggregate principal amount of the Total Extensions of Credit (or the Dollar Equivalent thereof, in the case of Alternate Currency Loans or L/C Obligations denominated in an Alternate Currency) would exceed the aggregate amount of the Commitments or (iii) in the event that the Commitment Termination Date shall have been extended pursuant to Section 2.21 with respect to some but not all of the Lenders, the portion of the L/C Obligations attributable to Letters of Credit with expiry dates after any Existing Commitment Termination Date will exceed the portion of the aggregate Commitments attributable to the Commitments of the Lenders with respect to which the Commitment Termination Date shall have been extended beyond such Existing Commitment Termination Date. Each Letter of Credit shall (A) be denominated in Dollars or any Alternate Currency, (B) have a face amount of at least $1,000,000 (unless otherwise agreed by the Issuing Bank) and (C) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date that is five Business Days prior to the Commitment Termination Date of the applicable Issuing Bank, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above). All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.
It is agreed that the Borrower shall have the right from and after the Closing Date to request that any letter of credit issued by a Principal Issuing Bank pursuant to documentation other than this Agreement be deemed (at any time during the Commitment Period of such Principal Issuing Bank) to constitute a Letter of Credit issued under this Agreement, and, provided that all requirements of this Agreement that would then be applicable to the issuance of such letter of credit if it were then being newly issued as a Letter of Credit hereunder are satisfied (including the satisfaction of the conditions precedent set forth in and Section 4.2), and with the consent of the applicable Principal Issuing Bank, such letter of credit shall be so deemed to constitute a Letter of Credit issued under this Agreement as fully as if it were then newly issued under this Agreement. The applicable Principal Issuing Bank shall provide the Administrative Agent with a copy of each such Letter of Credit in accordance with Section 2.20(b) below.
(b)    Procedure for Issuance and Amendment of Letters of Credit. The Borrower may from time to time request that an Issuing Bank issue or amend a Letter of Credit, as the case may be, by delivering to such Issuing Bank, at its address for notices specified herein (or transmit by electronic communication, if arrangements for doing so have been approved by such Issuing Bank) an Application therefor, completed to the satisfaction of such Issuing Bank. Additionally, the Borrower shall furnish to the applicable Issuing Bank such other certificates, documents and other papers and information as such Issuing Bank may request. Upon receipt of any Application, such Issuing Bank will provide a copy thereof to the Administrative Agent and, following receipt, the Administrative Agent shall advise the Lenders thereof. Such Issuing Bank will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures, unless, in the case of any L/C Credit Extension, such Issuing Bank has received written notice from any Lender, the Administrative Agent or the Borrower, at least one Business Day prior to the requested date of the applicable L/C Credit Extension, that one or more applicable conditions contained in Section 4.2 shall not then be satisfied, then, subject to the terms and conditions hereof, such Issuing Bank shall promptly issue the Letter of Credit or applicable amendment, as the case may be, requested thereby (but in no event shall such Issuing Bank be required to issue or amend any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit (or amendment thereto) to the beneficiary thereof or as otherwise may be agreed to by such Issuing Bank and the Borrower. Such Issuing Bank shall furnish a copy of such Letter of Credit or any amendment thereto to the Borrower promptly following the issuance thereof. Such Issuing Bank shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof and, in the case of Letters of Credit denominated in Alternate Currencies, its Dollar Equivalent), each increase or decrease in the amount of such Letter of Credit (including the amount thereof and, in the case of Letters of Credit denominated in Alternate Currencies, its Dollar Equivalent) and the termination of such Letter of Credit.
(c)    Additional Provisions Regarding Issuance and Amendment of Letters of Credit. Notwithstanding the foregoing or anything else to the contrary contained herein, no Issuing Bank shall be under any obligation to issue any Letter of Credit if: (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank (x) shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular, (y) shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise entitled to be compensated hereunder) not in effect on the date of this Agreement, or (z) shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the date hereof and which such Issuing Bank in good faith deems material to it; provided that, in the cases of clauses (y) and (z), such Issuing Bank shall have provided written notice to the Borrower of its refusal to issue any Letter of Credit and the specific reasons therefor and the Borrower shall not have compensated such Issuing Bank for the imposition of such restriction, reserve or capital requirement or reimbursed such Issuing Bank for such loss, cost or expense, as applicable; (ii) the issuance of such Letter of Credit would otherwise conflict with, or cause such Issuing Bank or any L/C Participant to exceed any limits imposed by, any applicable Law; (iii) such Letter of Credit would expire after the date which is five Business Days prior to such Issuing Bank’s Commitment Termination Date; or (iv) such Issuing Bank is unable to issue Letters of Credit in the requested currency. An Issuing Bank shall not be obligated to amend any Letter of Credit if (A) such Issuing Bank would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit. In addition, no Issuing Bank shall be required to issue commercial Letters of Credit if such Issuing Bank shall have advised the Borrower in writing on or prior to the Closing Date (or, in the case of any Person that shall have become an Issuing Bank after the Closing Date, on or prior to it becoming an Issuing Bank hereunder) that such type of Letters of Credit is not approved for issuance hereunder by such Issuing Bank.

(d)    Fees and Other Charges.
(i)    The Borrower will pay to the Administrative Agent for the account of each Lender (subject to Section 2.22(b)(v)), a fee (“Letter of Credit Fees”) on the Dollar Equivalent of all outstanding Letters of Credit, shared ratably among the Lenders and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date, in the following amounts:

(A)    as to Performance Letters of Credit, at a per annum rate equal to 50% of the Applicable Margin for Eurocurrency Loans then in effect; and
(B)    as to Financial Letters of Credit, at a per annum rate equal to the Applicable Margin for Eurocurrency Loans then in effect.
(ii)    In addition, the Borrower shall pay to the Administrative Agent for the account of each Issuing Bank, a fronting fee at the rate or rates per annum separately agreed upon by the Borrower and such Issuing Bank on the Dollar Equivalent of each Letter of Credit issued by such Issuing Bank, payable quarterly in arrears on each L/C Fee Payment Date after the issuance date.
(iii)    The foregoing fees shall be calculated on the basis of a 360-day year for actual days elapsed.
(iv)    In addition to the foregoing fees, the Borrower shall pay or reimburse each Issuing Bank for such normal and customary costs and expenses as are incurred or charged by such Issuing Bank in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit issued by such Issuing Bank.
(e)    L/C Participations.
(i)    By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the L/C Participants, each Issuing Bank irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce each Issuing Bank to issue Letters of Credit, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from each Issuing Bank, on the terms and conditions set forth below, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Commitment Percentage in each Issuing Bank’s obligations and rights under and in respect of each Letter of Credit and the amount of each draft paid by any Issuing Bank thereunder. Each L/C Participant unconditionally and irrevocably agrees with each Issuing Bank that, if a draft is paid under any Letter of Credit for which such Issuing Bank is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing Bank upon demand at such Issuing Bank’s address for notices specified herein an amount equal to such L/C Participant’s Commitment Percentage of the amount of such draft, or any part thereof, that is not so reimbursed; provided that in the case of Letters of Credit denominated in an Alternate Currency, no such demand shall be made by the relevant Issuing Bank prior to its converting the reimbursement payment to Dollars at the Spot Rate. Each L/C Participant’s obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such L/C Participant may have against such Issuing Bank, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Article 4, (C) any adverse change in the condition (financial or otherwise) of the Borrower, (D) any breach of this Agreement by the Borrower, any other Loan Party or any other L/C Participant, (E) any adverse change in the relevant exchange rates or in the availability of the relevant Alternate Currency to the Borrower or in the relevant currency markets generally, or (F) termination of the Commitments or this Agreement or any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. For the avoidance of doubt, the obligation of each L/C Participant to acquire participations in Letters of Credit pursuant to this Section 2.20(e)(i) shall be absolute regardless of whether such L/C Participant’s participation, or Commitment Percentage of the amount of any draft, or any unreimbursed part thereof, with respect to any Letter of Credit exceeds, by reason of fluctuations of foreign currency exchange rate, such L/C Participant’s Commitment.
(ii)    If any amount required to be paid by any L/C Participant to any Issuing Bank pursuant to Section 2.20(e)(i) in respect of any unreimbursed portion of any L/C Disbursement is paid to such Issuing Bank within three Business Days after the date such payment is due, such L/C Participant shall pay to such Issuing Bank on demand an amount equal to the product of (A) such amount, times (B) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Bank, times (C) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 2.20(e)(i) is not made available to such Issuing Bank by such L/C Participant within three Business Days after the date such payment is due, such Issuing Bank shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Reference Rate Loans. A certificate of any Issuing Bank submitted to any L/C Participant with respect to any amounts owing under this Section 2.20(e) shall be conclusive in the absence of manifest error.
(iii)    Whenever, at any time after any Issuing Bank has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 2.20(e)(i), such Issuing Bank receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by such Issuing Bank), or any payment of interest on account thereof, such Issuing Bank will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by such Issuing Bank shall be required to be returned by such Issuing Bank, such L/C Participant shall return to such Issuing Bank the portion thereof previously distributed by such Issuing Bank to it.
(f)    Reimbursement Obligation of the Borrower. If any draft is paid under any Letter of Credit, the Borrower shall reimburse the applicable Issuing Bank for the amount of (i) such draft so paid and (ii) any taxes, fees, charges or other costs or expenses incurred by such Issuing Bank in connection with such payment, not later than 12:00 P.M., New York City time, on the Business Day immediately following the day that the Borrower receives such notice (which notice shall be given by telecopy or telephone in accordance with Section 9.2). Each such payment shall be made to such Issuing Bank at its address for notices referred to herein in Dollars, in the case of Letters of Credit denominated in Dollars, and in the relevant Alternate Currency, in the case of Letters of Credit denominated in an Alternate Currency; provided that in the case of any Letter of Credit denominated in an Alternate Currency at the Borrower’s option, such payment shall be made in Dollars, in an amount equal to the Dollar Equivalent of such amount, in each case in immediately available funds. Interest shall be payable on any such amounts from the date on which the relevant draft is paid until payment in full at the rate set forth in (A) until the Business Day next succeeding the date of the relevant notice, Section 2.9(b) and (B) thereafter, Section 2.9(d).
(g)    Obligations Absolute. The Borrower’s obligations under this Section 2.20 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower or any of its Subsidiaries may have or have had against any Issuing Bank, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with each Issuing Bank that no Issuing Bank shall be responsible for, and the Borrower’s Reimbursement Obligations under Section 2.20(f) shall not be affected by, among other things, (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not strictly comply with the terms of such Letter of Credit, (iv) any adverse change in the relevant exchange rates or in the availability of the relevant Alternate Currency to the Borrower or in the relevant currency markets generally, or (v) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.20, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Banks, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Bank; provided that the foregoing shall not be construed to excuse the relevant Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable Law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(h)    Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the relevant Issuing Bank shall promptly notify the Borrower and the Administrative Agent of the date and amount thereof and whether such Issuing Bank has made or will make a payment thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any L/C Disbursement in accordance with the terms hereof. The responsibility of such Issuing Bank to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.
(i)    Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 2.20, the provisions of this Section 2.20 shall apply.
(j)    Liability of Borrower. Notwithstanding that a Letter of Credit issued or otherwise outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary or an Affiliate or Joint Venture of the Borrower, or, in the case of a letter of credit deemed to constitute a Letter of Credit hereunder pursuant to Section 2.20(a), was originally issued for the account of another Person, the Borrower shall be obligated to reimburse the applicable Issuing Bank hereunder for any and all drawings under such Letter of Credit as provided in this Agreement.
(k)    Cash Collateralization. If (i) an Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or,

if the maturity of the Loans has been accelerated, Lenders with reimbursement obligations with respect to L/C Obligations representing greater than 50% of the total L/C Obligations) demanding the deposit of Cash Collateral pursuant to this Section 2.20(k) or (ii) the Borrower is required to Cash Collateralize L/C Obligations pursuant to a provision of this Agreement including pursuant to the provisions of Section 2.5(b), Section 2.5(c) or Section 2.21(h), on the date required by such provision, the Borrower shall provide Cash Collateral in an amount in cash equal to the L/C Obligations as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such Cash Collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (f) of Article 7. As collateral security for the payment and performance of the obligations of the Borrower under this Agreement, the Borrower hereby grants to the Administrative Agent, for the benefit of each Issuing Bank and the Lenders, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, and any substitutions and replacements therefor. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, as applicable, over any such cash, accounts and other property. Other than any interest earned on the investment of any such deposits (in the event any such investment is made pursuant to the following sentence), such deposits shall not bear interest. The Administrative Agent shall not be required to invest any such deposits; provided that if the Administrative Agent elects to invest any such deposits, the Administrative Agent shall invest such deposits in one or more types of Cash Equivalents, and such investments shall be at the Borrower’s risk and expense. Interest or profits, if any, on such investments shall accumulate in any such accounts. Moneys in any such accounts and the cash proceeds of any other property shall be applied by the Administrative Agent to reimburse ratably the Issuing Banks for any L/C Disbursement for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Obligations at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with reimbursement obligations with respect to L/C Obligations representing greater than 50% of the total L/C Obligations), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of Cash Collateral hereunder as a result of the occurrence of an Event of Default and the Borrower is not otherwise required to pay to the Administrative Agent any Cash Collateral under Section 2.5(b), Section 2.5(c) or Section 2.21(h) or otherwise, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived. If no Event of Default exists, Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with the terms hereof)), or (ii) the determination by the Administrative Agent and the applicable Issuing Bank that there exists excess Cash Collateral.
(l)    Replacement of an Issuing Bank. An Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.20(d). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
Section 2.21    Extension of Commitment Termination Date.
(a)    So long as no Event of Default has occurred and is continuing, the Borrower may request, in a notice given as herein provided and substantially in the form attached hereto as Exhibit E or in such other form as shall be acceptable to the Administrative Agent (the “Extension of Commitment Termination Date Request”) to the Administrative Agent, who shall promptly forward such notice to each of the Lenders, not less than 30 days and not more than 90 days prior to each anniversary of the Closing Date, that the then-applicable Commitment Termination Date (the “Existing Commitment Termination Date”) be extended to the date that is one year after such Existing Commitment Termination Date (each such date, the “Requested Commitment Termination Date”); provided that the Borrower may request such an extension no more than two times at any time after the Closing Date. Each Lender, acting in its sole discretion, shall, not later than a date 15 days after its receipt of any such notice from the Borrower, notify the Borrower and the Administrative Agent in writing of its election to extend or not to extend the Existing Commitment Termination Date with respect to its Commitment. Any Lender which shall not timely notify the Borrower and the Administrative Agent of its election to extend the Existing Commitment Termination Date shall be deemed not to have elected to extend the Existing Commitment Termination Date with respect to its Commitment (any Lender who timely notifies the Borrower and the Administrative Agent of an election not to extend, or revokes its election to extend in accordance with this Section 2.21, or fails to timely notify the Borrower and the Administrative Agent of its election being referred to as a “Terminating Lender”). Notwithstanding any provision of this Agreement to the contrary, any notice by any Lender of its willingness to extend the Existing Commitment Termination Date shall be revocable by such Lender in its sole and absolute discretion at any time prior to the date which is 30 days after its receipt of any Extension of Commitment Termination Date Request. The election of any Lender to agree to a requested extension shall not obligate any other Lender to agree to such requested extension.
(b)    If and only if the Required Lenders (including Commitments of all Terminating Lenders on such date) shall have agreed in writing during the 15 day period referred to in Section 2.21(a) to extend the Existing Commitment Termination Date, then (i) the Commitments of the Lenders other than Terminating Lenders (the “Continuing Lenders”) shall, subject to the other provisions of this Agreement, be extended to the Requested Commitment Termination Date specified in the Extension of Commitment Termination Date Request from the Borrower, and as to such Lenders the term “Commitment Termination Date”, as used herein, shall on and after the date as of which the requested extension is effective mean such Requested Commitment Termination Date, provided that if such date is not a Business Day, then such Requested Commitment Termination Date shall be the next preceding Business Day and (ii) the Commitments of the Terminating Lenders shall continue until the then-applicable Existing Commitment Termination Date, and shall then terminate, and as to the Terminating Lenders, the term “Commitment Termination Date”, as used herein, shall continue to mean such Existing Commitment Termination Date. The Administrative Agent shall promptly notify (A) the Lenders and the Borrower of any extension of any Existing Commitment Termination Date pursuant to this Section 2.21 and (B) the Borrower and the Lenders of any Lender which becomes a Terminating Lender (the date of such notification being referred to herein as the “Extension Confirmation Date”).
(c)    As a condition precedent to any such extension of the Commitment Termination Date on the Extension Confirmation Date, the Administrative Agent shall have received a certificate of the Borrower dated as of the Extension Confirmation Date and signed by a Financial Officer of the Borrower (i) certifying and attaching the resolutions adopted by the Borrower approving or consenting to such extension, and (ii) certifying that (A) before and after giving effect to such extension, the representations and warranties contained in Article 3 are true and correct in all material respects on and as of the Extension Confirmation Date, except to the extent that such representations and warranties specifically refer to an earlier date, and (B) before and after giving effect to such extension, no Event of Default has occurred and is continuing or will result therefrom.
(d)    In the event that the Commitment Termination Date shall have been extended for the Continuing Lenders in accordance with Section 2.21(b) above and, in connection with such extension, there are Terminating Lenders, the Borrower may, at its own expense and in its sole discretion and prior to the then-applicable Existing Commitment Termination Date, require any Terminating Lender to transfer and assign, without recourse (in accordance with Section 2.18 and Section 9.6(c)) all or part of its interests, rights and obligations under this Agreement to an assignee (which assignee may be another Lender, if another Lender accepts such assignment) that shall assume such assigned obligations and that shall agree that its Commitment will expire on the Commitment Termination Date in effect for Continuing Lenders pursuant to Section 2.21(b); provided, however, that (i) the Borrower shall have received the prior written consent of the Administrative Agent and each Issuing Bank (which consents shall not unreasonably be withheld or delayed), to the extent required under Section 9.6(c), (ii) the assigning Lender shall have received from the Borrower or such assignee full payment in immediately available funds of the principal of and interest accrued to the date of such payment on the Loans made by it hereunder to the extent that such Loans are subject to such assignment and all other amounts owed to it hereunder, and (iii) if the assigning Lender is an Issuing Bank, it shall have received cash collateral as required by Section 2.21(f) or it shall have entered into other arrangements with the Borrower that are satisfactory to such Issuing Bank with respect to any outstanding Letters of Credit issued by it. Any such assignee’s initial Commitment Termination Date shall be the Commitment Termination Date in effect for the Continuing Lenders at the time of such assignment. The Borrower shall not be permitted to require a Lender to assign any part of its interests, rights and obligations under this Agreement pursuant to this Section 2.21(d) unless it has notified such Lender of its intention to require the assignment thereof at least ten days prior to the proposed assignment date. Any assignee which becomes a Lender as a result of such an assignment made pursuant to this Section 2.21(d) shall be deemed to have consented to the applicable Extension of Commitment Termination Date Request and, therefore, shall not be a Terminating Lender.
(e)    The Borrower shall repay in full all Revolving Credit Loans owing to any Terminating Lender on the Existing Commitment Termination Date, with accrued interest and all other amounts then due and owing thereon, on or before the Existing Commitment Termination Date with respect to such Terminating Lender.
(f)    In the event that any Terminating Lender is an Issuing Bank and any Letters of Credit issued by such Bank under this Agreement remain outstanding on the Existing Commitment Termination Date, the Borrower shall deposit cash collateral with such Issuing Bank in an amount equal to the aggregate face amount of such Letters of Credit upon terms reasonably satisfactory to such Issuing Bank to secure the Borrower’s obligations to reimburse for drawings under such Letters of Credit or make other arrangements satisfactory to such Issuing Bank with respect to such Letters of Credit including providing other credit support.
(g)    Each Continuing Lender shall automatically (without any further action) and ratably acquire on the Existing Commitment Termination Date the Terminating Lender’s participations in Letters of Credit, in an amount equal to such Continuing Lender’s Commitment Percentage of the amount of such participations but only to the extent that such acquisition does not cause, with respect to any Continuing Lender, the aggregate unpaid principal amount of all Revolving Credit Loans of such Lender, plus such Lender’s Commitment Percentage of the L/C Obligations then outstanding, to exceed such Continuing Lender’s Commitments as in effect at such time.

(h)    If the acquisition of the Terminating Lender’s participations in Letters of Credit described in the preceding clause (g) cannot, or can only partially, be effected, the Borrower shall make any prepayments and provide all Cash Collateral required pursuant to Section 2.5(b). The amount of Cash Collateral provided by the Borrower in accordance with this clause (h) shall reduce the Terminating Lenders’ Commitment Percentage of the outstanding amount of L/C Obligations (after giving effect to any partial acquisition pursuant to the preceding clause (g)) on a pro rata basis; and on the Existing Commitment Termination Date, each Terminating Lender’s Commitment to make Revolving Credit Loans and purchase participations in L/C Obligations with respect to Letters of Credit issued after its Existing Commitment Termination Date shall terminate.
(i)    Notwithstanding the foregoing, any extension of any Commitment Termination Date pursuant to this Section 2.21 shall not be effective with respect to any Lender unless:
(i)    the Borrower shall have made all payments required pursuant to clause (e) of this Section 2.21 and Section 2.5(b);
(ii)    the Administrative Agent shall have received any Cash Collateral required to be paid by the Borrower pursuant to Section 2.5(b); and
(iii)    the applicable Issuing Bank(s) shall have received such cash collateral as is required to be paid by the Borrower pursuant to clause (f) of this Section 2.21 or shall have entered into other satisfactory arrangements with the Borrower with respect to any outstanding Letters of Credit issued by such Issuing Bank.
Section 2.22    Defaulting Lenders.
(a)    Payments to Defaulting Lenders. If a Defaulting Lender as a result of the exercise of a set off shall have received a payment in respect of its outstanding Revolving Credit Loans which results in its pro rata share of the outstanding Revolving Credit Loans outstanding being less than such Defaulting Lender’s pro rata share of the sum of the aggregate amount of the Commitments, then no payment will be made to such Defaulting Lender until all amounts due and owing to the Lenders have been equalized in accordance with each Lender’s respective pro rata share of the sum of the aggregate amount of the Commitments. Further, if at any time prior to the acceleration or maturity of the Revolving Credit Loans, the Administrative Agent shall receive any payment in respect of principal of a Revolving Credit Loan while one or more Defaulting Lenders shall be party to this Agreement, the Administrative Agent shall apply such payment first to the Revolving Credit Loan(s) for which such Defaulting Lender(s) shall have failed to fund its pro rata share until such time as such Revolving Credit Loans(s) are paid in full or each Lender (including each Defaulting Lender) is owed its pro rata share of all Revolving Credit Loans then outstanding.
(b)    Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender, to the extent permitted by applicable Law:
(i)    Commitment Fees. Fees otherwise payable pursuant to Section 2.8(a) shall cease to accrue on the Commitment of such Defaulting Lender and the Borrower shall not be required to pay any such fee for such period that otherwise would have been required to have been paid to that Defaulting Lender.
(ii)    Voting. Neither the Commitment nor the principal amount of the Loans of such Defaulting Lender shall be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.1), provided that any waiver, amendment or modification (A) that would increase or extend the Commitment of or reduce the principal or interest owing to such Defaulting Lender under this Agreement or (B) requiring the consent of all Lenders which affects such Defaulting Lender differently than all other Lenders, as the case may be, shall require the consent of such Defaulting Lender.
(iii)    Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Commitment Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 4.2 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate amount of the Commitments of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. Subject to Section 9.21, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(iv)    Cash Collateral. If the reallocation described in clause (iii) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) [Intentionally Deleted] and (y) second, Cash Collateralize the Issuing Banks’ Fronting Exposure.
(v)    Letter of Credit Fees. No Defaulting Lender shall be entitled to receive fees pursuant to Section 2.20(d) for any period during which that Lender is a Defaulting Lender. The Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iii) above, (y) pay to each Issuing Bank the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(vi)    Defaulting Lender Cure. In the event that the Administrative Agent, the Borrower and each Issuing Bank agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the participations of the Lenders in L/C Obligations shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Commitment Percentage and shall no longer constitute a Defaulting Lender hereunder; provided that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(c)    Letters of Credit. So long as any Lender is a Defaulting Lender, (i) [Intentionally Deleted] and (ii) no Issuing Bank shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

(d)    Termination of Defaulting Lenders. The Borrower shall have the right, in its sole discretion, to terminate the Commitment of any Defaulting Lender by giving the Administrative Agent and such Defaulting Lender a written notice setting forth its election and a termination date (an “Early Commitment Termination Date”), which date shall not be earlier than three (3) Business Days after the date on which such notice has been given, except as otherwise provided in Section 2.18. On the Early Commitment Termination Date, such Defaulting Lender’s Commitment shall terminate and the Borrower shall (i) prepay all of such Defaulting Lender’s outstanding Loans together with interest thereon accrued to such Early Commitment Termination Date, (ii) pay all Commitment Fees accrued to such Early Commitment Termination Date, except as otherwise provided in clause (b)(i), (iii) pay all amounts then owing to such Defaulting Lender pursuant to Section 2.14, Section 2.15, Section 2.16 and Section 9.5. for which demand has been made to the Borrower prior to such Early Commitment Termination Date, and (iv) if such Defaulting Lender is an Issuing Bank and any Letters of Credit issued by such Defaulting Lender under this Agreement remain outstanding, deposit cash collateral with such Defaulting Lender in an amount equal to the aggregate face amount of such Letters of Credit upon terms reasonably satisfactory to such Defaulting Lender to secure the Borrower’s obligations to reimburse for drawings under such Letters of Credit or make other arrangements satisfactory to such Defaulting Lender with respect to such Letters of Credit, including providing other credit support. Upon termination of such Defaulting Lender’s Commitment in accordance with this Section 2.22(d), such Defaulting Lender shall cease to be a party hereto.
Section 2.23    Market Disruption. Notwithstanding the satisfaction of all conditions referred to in this Article 2 and in Article 4 with respect to any Eurocurrency Loan denominated in an Alternate Currency, if there shall occur on or prior to the date of such Eurocurrency Loan any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the reasonable opinion of the Borrower, the Administrative Agent or the Required Lenders make it impracticable for such Eurocurrency Loan to be denominated in the Alternate Currency, specified by the Borrower, then the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, and such Eurocurrency Loan shall not be denominated in such currency but shall be made on such Borrowing Date in Dollars, in an aggregate principal amount equal to the Dollar Equivalent of the aggregate principal amount specified in the related Borrowing Request, as Reference Rate Loans, unless the Borrower notifies the Administrative Agent at least three (3) Business Days before such date that (i) it elects not to borrow on such date or (ii) it elects to borrow on such date in a different Alternate Currency, in which the denomination of such Loans would in the opinion of the Administrative Agent and the Required Lenders be practicable and in an aggregate principal amount equal to the Dollar Equivalent of the aggregate principal amount specified in the related Borrowing Request; provided that neither the Administrative Agent nor the Required Lenders shall be entitled to make a determination of impracticability pursuant to this Section 2.23 unless the Administrative Agent or the Required Lenders, as applicable, have made such determination under similar credit facilities with similarly situated borrowers (to the extent the Administrative Agent or the Required Lenders, as applicable, have the right under such similar credit facilities to do so).
ARTICLE 3.    REPRESENTATIONS AND WARRANTIES
Each of the Borrower and each Guarantor, with respect to representations and warranties pertaining to it, represents and warrants to the Administrative Agent and to each Lender, as of the Closing Date and thereafter as of each date required by Section 4.2, that:
Section 3.1    Corporate Existence and Power. Each Loan Party is a corporation, partnership, limited liability company duly incorporated or organized, as applicable, validly existing and in good standing under the laws of its jurisdiction of organization, and has all organizational powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

Section 3.2    Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by each Loan Party of this Agreement and any other Loan Documents to which it is a party (a) are within its corporate or other organizational powers, have been duly authorized by all necessary corporate or other organizational action, (b) require no consent or approval of, or other action by or in respect of, or registration or filing with, any Governmental Authority, (c) do not contravene, or constitute a breach or a default under, any provision of its Organization Documents, (d) do not contravene any applicable Law or regulation, and (e) do not result in the creation or imposition of any Lien prohibited by this Agreement on any assets of the Borrower or any of its Subsidiaries, except, in the case of clauses (b) and (d), as would not reasonably be expected to result in a Material Adverse Effect.
Section 3.3    Enforceability. The Loan Documents to which it is a party constitute the legal, valid and binding obligations of each Loan Party, enforceable against such Loan Party in accordance with their respective terms, except as may be limited by applicable bankruptcy, moratorium, insolvency or similar Laws affecting the rights of creditors generally and general principles of equity.
Section 3.4    Financial Information.
(a)    The Initial Financial Statements and beginning with the initial delivery of the financial information required under Section 5.1(a) and Section 5.1(b), the financial information delivered to the Lenders pursuant to such sections fairly presents, in all material respects, in conformity with GAAP, the consolidated financial position of the Borrower and its consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows as of such date (subject, in the case of interim statements, to normal year-end adjustments and the absence of footnotes).
Section 3.5    Litigation; No Material Adverse Effect.
(a)    As of the Closing Date, except as set forth in the Closing Date SEC Reports or as disclosed in Schedule 3.5, there is no litigation, arbitration or governmental investigation, proceeding or inquiry pending against or, to the knowledge of the Borrower, threatened in writing, against or affecting the Borrower or any of its Subsidiaries as to which there is a reasonable possibility of an adverse determination (i) which could reasonably be expected to have a material adverse effect on the business, assets, financial condition, or operations of the Borrower and its Subsidiaries, taken as a whole, or (ii) which seeks to prevent, enjoin or delay the making of the initial Loans hereunder, if any.
(b)    As of the Closing Date, since December 31, 2018, there has been no Material Adverse Effect.
Section 3.6    Employee Benefit Plans.
(a)    No Reportable Event has occurred or prohibited transaction under Section 406 of ERISA has occurred with respect to any “Employee Benefit Plans”, as that term is defined in Section 3(3) of ERISA, of the Borrower or any ERISA Affiliate which could reasonably be expected to result in a Material Adverse Effect. No prohibited transaction under Section 406 of ERISA which could reasonably be expected to result in a Material Adverse Effect has occurred with respect to the Borrower or any ERISA Affiliate or will occur upon the issuance of any Notes or the execution of this Agreement.
(b)    The Borrower and each ERISA Affiliate have fulfilled their respective obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. Except as could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any ERISA Affiliate has (i) sought a waiver of the minimum funding standard under the Pension Funding

Rules, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums due but not delinquent under Section 4007 of ERISA.
Section 3.7    Environmental Matters. Except with respect to any matter that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (a) has failed to comply with any applicable Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any applicable Environmental Law, (b) has become subject to any Environmental Liability, (c) has received notice of any claim with respect to any Environmental Liability or (d) knows of any basis for any Environmental Liability. This Section 3.7 is the sole and exclusive representation and warranty of the Loan Parties with respect to Environmental Laws, Environmental Liabilities and Hazardous Materials contained in this Article 3 and no other provision hereof shall be construed to constitute such a representation or warranty; provided that the foregoing does not limit the provisions of Section 3.4, Section 3.5 or Section 3.13.
Section 3.8    Taxes. (a) The Borrower and its Subsidiaries have filed all material United States federal income tax returns and all other material tax returns have been filed on or before the applicable due date (as such due date may have been timely extended), and (b) all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary have been paid (other than those which are currently being contested in good faith by appropriate proceedings or to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect or materially adversely affect the performance by the Borrower of its payment obligations under this Agreement or any Notes). The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.
Section 3.9    Investment Company Act. Neither the Borrower nor any of its Subsidiaries is, or is required to be registered as, an “investment company”, or a company “controlled” by an “investment company”, as defined in the Investment Company Act of 1940, as amended.
Section 3.10    Regulation U. Neither the Borrower nor any of its Subsidiaries is engaged principally or as one of its important activities in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” (as each such term is defined or used, directly or indirectly, in Regulation U). No part of the proceeds of any of the Loans or any Letter of Credit will be used for purchasing or carrying margin stock in contravention of, or for any purpose which violates, the provisions of Regulation U or Regulation X of the Board of Governors of the Federal Reserve.
Section 3.11    Purpose of Loans. The proceeds of the Loans and the Letters of Credit shall be used for general corporate purposes of the Borrower and its Subsidiaries.
Section 3.12    Compliance with Laws. Such Loan Party and its Subsidiaries are in compliance with all applicable Laws (including ERISA and the rules and regulations thereunder and laws of the United States regarding sanctions and export controls applicable to unauthorized dealings with sanctioned countries or Persons) except to the extent that the failure to comply therewith would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
Section 3.13    Disclosure.

(a)    The written reports, financial statements, certificates and other written information (other than information of a global economic or industry nature) furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other written information so furnished), when taken as a whole, did not contain as of the date such written reports, financial statements, certificates or other written information were so furnished, any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to (a) projections, estimates, pro forma financial information, engineering reports and forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) contained in the materials referenced above, the Borrower represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time and (b) financial statements, the Borrower represents only that such financial statements were prepared as represented in Section 3.4 and as required by Section 5.1(a) and Section 5.1(b), as applicable.
(b)    As of the Closing Date, to the knowledge of the Borrower, the information included in the Beneficial Ownership Certification, if any, provided on or prior to the Closing Date to any Lender in connection with this Agreement is true and correct in all respects.
Section 3.14    [Intentionally Deleted].
Section 3.15    [Intentionally Deleted].
Section 3.16    Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of the Borrower, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary or, to the knowledge of the Borrower, any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Loan or proceeds of any Loan or Letter of Credit will be used in violation of Section 5.8(b).
ARTICLE 4.    CONDITIONS PRECEDENT TO CLOSING DATE
Section 4.1    Conditions to Effectiveness of this Agreement (Closing Date). This Agreement shall be effective upon satisfaction of the conditions precedent set forth in this Section 4.1; provided that the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder are subject to satisfaction or waiver of the conditions precedent set forth in Section 4.2:
(a)    Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of each Loan Party and each Lender, and (ii) for the account of each Lender that has requested a Revolving Credit Note, a Revolving Credit Note conforming to the requirements of Section 2.2 and executed by a duly authorized officer of the Borrower.
(b)    Legal Opinions. The Administrative Agent shall have received favorable written opinion(s), reasonably satisfactory to the Designated Arrangers, of (i) Janet K. Greene, Senior Counsel of the Borrower, and (ii) Bracewell LLP, counsel to the Loan Parties, in each case, addressed to the Administrative Agent and the Lenders and dated the Closing Date, covering such matters relating to the Loan Parties and the Loan Documents as the Designated Arrangers shall reasonably request.
(c)    Secretary’s Certificates. The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of each Loan Party, dated as of the Closing Date, certifying (i) the authorization of each Loan Party to execute and deliver each Loan Document to which such Loan Party is party, (ii) the Organization Documents of such Loan Party, and (iii) the names and true signatures of the officers executing any Loan Document on behalf of such Loan Party on the Closing Date, and otherwise in form and substance reasonably satisfactory to the Administrative Agent.
(d)    Existence and Good Standing Certificates. The Administrative Agent shall have received certificates of existence and good standing with respect to each Loan Party, dated as of a recent date, from appropriate public officials in the jurisdictions of organization of such Loan Parties.
(e)    Closing Certificate. The Administrative Agent shall have received a certificate in form and substance reasonably satisfactory to the Administrative Agent dated the Closing Date and signed by a Financial Officer of the Borrower certifying (which statement shall constitute a representation and warranty made by the Borrower to the Lenders hereunder on the Closing Date) that, as of the Closing Date (i) each of the representations and warranties made by each Loan Party in this Agreement are true and correct in all material respects on and as of such date, provided that such materiality qualifier shall not be applicable to the representations and warranties set forth in Section 3.5, (ii) no Default or Event of Default has occurred and is continuing and (iii) all governmental and regulatory approvals necessary in connection with execution and delivery of this Agreement and the Revolving Credit Notes shall have been obtained and be in full force and effect or stating that no such approvals are required.
(f)    Fees and Expenses. The Administrative Agent and the Joint Lead Arrangers shall have received all fees due and payable and required to be paid to them and to the Lenders on or prior to the Closing Date pursuant to Section 2.8 and the Fee Letters and payment of all other amounts due and payable on or prior to the Closing Date, including to the extent invoiced at least two Business Days prior to the Closing Date, reimbursement or payment of all expenses required to be paid or reimbursed by the Borrower hereunder.
(g)    Financial Statements. The Lenders shall have received (which shall be deemed to have occurred upon posting on EDGAR) the Initial Financial Statements.
(h)    “Know Your Customer” and Anti-Money Laundering Compliance. (i) The Administrative Agent shall have received five days prior to the Closing Date (or such later date as the Administrative Agent shall reasonably agree) all documentation and other information required by regulatory authorities with respect to the Loan Parties under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, that has been reasonably requested by the Administrative Agent a reasonable period in advance of the date that is five days prior to the Closing Date and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Closing Date, any Lender that has requested, in a written notice to the Borrower at least 10 days prior to the Closing Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).
(i)    Payments under Existing Credit Agreement The Administrative Agent shall have received evidence reasonably satisfactory to it that all fees or other amounts due and payable and required to be paid to the lenders under the Existing Credit Agreement have been, or will be simultaneously with the Closing Date, paid in full.
For purposes of determining compliance with the conditions specified in this Section 4.1, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the Closing Date, specifying its objection thereto.
The Administrative Agent shall notify the Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions contained in this Section 4.1 is satisfied (or waived in accordance with Section 9.1) at or prior to 5:00 P.M., New York City time, on August 30, 2019 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).
Section 4.2    Conditions to Each Loan and Letter of Credit. The agreement of each Lender to make any Loan requested to be made by it on any date and the agreement of each Issuing Bank to honor any request for an L/C Credit Extension (including its initial Loan and Letter of Credit requested to be made or issued by it) is subject to the satisfaction of the following conditions precedent as of the date such Loan or L/C Credit Extension is requested to be made:
(a)    Representations and Warranties. Each of the representations and warranties made by the Loan Parties in this Agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date, both before and after giving effect to the Loans or L/C Credit Extensions requested to be made on such date, provided that the foregoing materiality qualifier shall not be applicable to the representations and warranties contained in Section 3.5; and provided further that, in each case, the representations and warranties contained in Section 3.5 and Section 3.13(b) shall be made on and as of the Closing Date and shall not be restated on any Borrowing Date or issuance date that occurs after the Closing Date.
(b)    No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made, or Letters of Credit requested to be issued, amended or extended, on such date.
(c)    Borrowing Request. The Administrative Agent shall have received, as applicable, a Borrowing Request in accordance with Section 2.3, a request for an L/C Credit Extension pursuant to Section 2.20.
Each borrowing of Loans and request for an L/C Credit Extension by the Borrower shall constitute a representation and warranty by the Borrower hereunder as of the date thereof that the conditions in this Section 4.2 have been satisfied.
ARTICLE 5.    AFFIRMATIVE COVENANTS OF THE BORROWER
From and after the Closing Date and for so long as any Commitment remains in effect, any Loan remains outstanding and unpaid, any Letter of Credit remains outstanding or any other amount is owing to any Lender or the Administrative Agent hereunder:
Section 5.1    Financial Reporting Requirements. The Borrower will:

(a)    make available its Form 10-K via the EDGAR system of the SEC (“EDGAR”) on the internet as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, which will in each case include an audited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and the related audited consolidated statements of income, cash flows and changes in common stockholders’ equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the SEC by Ernst & Young LLP or other independent public accountants of nationally recognized standing;
(b)    make available its Form 10-Q via EDGAR on the internet as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, which will, in each case, include a consolidated balance sheet of the Borrower and its Subsidiaries, as of the end of such quarter and the related (i) consolidated statement of income for such quarter and for the portion of the Borrower’s fiscal year ended at the end of such quarter, and (ii) consolidated statement of cash flows for the portion of the Borrower’s fiscal year ended at the end of such quarter, setting forth in each case in comparative form (A) for the consolidated balance sheet, the figures as of the end of the Borrower’s previous fiscal year, (B) for the consolidated statement of income, the figures for the corresponding quarter and the corresponding portion of the Borrower’s previous fiscal year and (C) for the consolidated statement of cash flows, the figures for the corresponding portion of the Borrower’s previous fiscal year, the making available of such financial statements shall constitute a certification (subject to normal year-end adjustments) as to fairness of presentation and GAAP;
(c)    furnish to the Administrative Agent within 10 Business Days of making available via EDGAR each set of financial statements referred to in clauses (a) and (b) above, a certificate of a Financial Officer of the Borrower (i) stating whether there exists on the date of such certificate any Default or Event of Default and, if any Default or Event of Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto, and (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.1(t) and Section 6.3(a);
(d)    furnish to the Administrative Agent a copy of all documents filed by the Borrower or any Subsidiary with the SEC; provided that such documents shall be deemed to have been furnished on the date when made available via EDGAR; and
(e)    furnish to the Administrative Agent from time to time such additional information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender through the Administrative Agent may reasonably request.
Section 5.2    Notices. The Borrower will promptly furnish, or cause to be furnished, to the Administrative Agent, notice of: (a) the occurrence of any (i) Default or (i) Event of Default hereunder; (a) the institution of any litigation or proceeding involving it or a Subsidiary that has had or is reasonably expected to have a Material Adverse Effect (whether or not the claim asserted therein is considered to be covered by insurance); (a) any adverse change in the ratings publicly announced by S&P or Moody’s of the Borrower’s then current Senior Debt and (a) any change in the information provided in any Beneficial Ownership Certification delivered hereunder that would result in a change to the list of beneficial owners identified on such certification. Each notice delivered under this Section 5.2 shall be accompanied by a statement of a Financial Officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
Section 5.3    Existence; Conduct of Business. The Borrower will, and will cause each Required Guarantor to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises necessary or desirable in the normal conduct of its business; provided that the foregoing shall not prohibit any merger or consolidation of the Borrower permitted under Section 6.2 or any merger, consolidation, liquidation or dissolution of any Subsidiary that is not otherwise prohibited by the terms of this Agreement; and provided further, that neither the Borrower nor any of its Subsidiaries shall be required to preserve, renew or keep in full force and effect any right, license, permit, privilege or franchise to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.
Section 5.4    Payment of Taxes. The Borrower will pay and discharge, and will cause each Material Subsidiary to pay and discharge, at or before maturity, all their respective material tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain and will cause each Material Subsidiary to maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same.
Section 5.5    Maintenance of Property; Insurance. The Borrower will keep, and will cause each Material Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted; will maintain, and will cause each Material Subsidiary to maintain (either in the name of the Borrower or in such Material Subsidiary’s own name), with financially sound and reputable insurance companies, insurance on all their property in at least such amounts and against such risks as are usually insured against in the same general area by companies of similar size and established repute engaged in the same or a similar business; and will furnish to the Administrative Agent, upon its written request, full information as to the insurance carried.
Section 5.6    Compliance with Laws. The Borrower will comply, and cause each Subsidiary to comply, with all applicable laws, ordinances, rules, regulations, and requirements of any Governmental Authority (including ERISA and the rules and regulations thereunder and laws of the United States regarding sanctions and export controls applicable to unauthorized dealings with sanctioned countries or Persons) except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
Section 5.7    Books and Records; Inspection Rights.
(a)    The Borrower will keep, and will cause each Material Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.
(b)    The Borrower will permit, and will cause each Material Subsidiary to permit, representatives of the Administrative Agent and each Lender, as applicable, at the Administrative Agent’s or such Lender’s expense, upon reasonable prior notice during normal business hours (and, if the Borrower shall so request, in the presence of an officer or appointee of any officer of the Borrower), and subject to any applicable restrictions or limitations on access to any facility or information that is classified or restricted by contract or by law, regulation or governmental guidelines and in accordance with any applicable safety procedures, (i) in the case of the Administrative Agent only, to visit and inspect their respective properties, to examine and make extracts from their respective books and records, and (ii) in the case of the Administrative Agent and each Lender, to visit and discuss their respective affairs, finances and accounts with their respective officers, employees and, only during the continuance of an Event of Default, their independent public accountants, in each case, all at such reasonable times and as often as may reasonably be desired, but unless an Event of Default exists, no more frequently than once during each calendar year.
Section 5.8    Use of Proceeds.

(a)    The proceeds of the Loans and the Letters of Credit will be used for general corporate purposes. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.
(b)    Neither the Borrower nor any Subsidiary of the Borrower will, directly or, to the knowledge of the Borrower, indirectly, use or lend, contribute, provide or otherwise make available the proceeds of any Loan or any Letter of Credit to any Subsidiary, joint venture partner, or other Person, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, in violation of Anti-Corruption Laws or (ii) to fund any activity or business in, of or with, any Sanctioned Country or to fund any activity or business of or with any Person located, organized or residing in any Sanctioned Country or who is the subject of any Sanctions to the extent that any such activity or business, or the funding of any such activity or business, would be in violation of the Sanctions or prohibited for a U.S. Person pursuant to Sanctions.
Section 5.9    First Tier Subsidiaries; Additional Guarantors.
(a)    In the event any wholly-owned Material Subsidiary is or becomes a First Tier Subsidiary, the Borrower will, within 30 days thereof, (i) cause such Material Subsidiary to become a party to this Agreement and guarantee the Obligations by executing and delivering to the Administrative Agent a Guarantee Joinder substantially in the form of Exhibit F, and (ii) deliver certificates and other documentation substantially similar to those required to be delivered on the Closing Date with respect to Phillips 66 Company as the Initial Guarantor pursuant to Section 4.1(c) and Section 4.1(d), in form and substance reasonably satisfactory to the Administrative Agent.
(b)    Any Subsidiary may, at its election, become a Guarantor by delivery to the Administrative Agent of the Guarantee Joinder documents required by clause (a) of this Section 5.9.
(c)    Upon delivery of a Guarantee Joinder and other required documents to the Administrative Agent by a Subsidiary, notice of which is hereby waived by each Loan Party, such Subsidiary shall be a Guarantor and shall be a party hereto as if an original signatory hereto. Each Loan Party expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Loan Party hereunder. This Agreement shall be fully effective as to each Loan Party that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Loan Party hereunder.
ARTICLE 6.    NEGATIVE COVENANTS OF THE BORROWER
Each Loan Party hereby agrees that, from and after the Closing Date and for so long as any Commitment remains in effect, any Loan remains outstanding and unpaid, any Letter of Credit remains outstanding or any other amount is owing to any Lender or the Administrative Agent hereunder:
Section 6.1    Liens. Neither the Borrower nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it except:
(a)    any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary of the Borrower and not created in contemplation of such event, provided that such Lien attaches only to such asset and proceeds thereof;
(b)    any Lien on any asset securing Indebtedness (including Liens in respect of Capital Lease Obligations) incurred or assumed for the purpose of financing all or any part of the cost of acquiring,

constructing, repairing or improving such asset, provided that (i) such Lien attached to such asset concurrently with or within 90 days after the acquisition thereof or the date of completion of such construction, repair or improvement, and (ii) all such Liens attach only to the assets purchased, constructed, repaired or improved with the proceeds of the Indebtedness secured thereby and improvements, accessions, general intangibles and proceeds related thereto;
(c)    any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into the Borrower or a Subsidiary and not created in contemplation of such event, provided that such Lien attaches only to such asset and proceeds thereof;
(d)    any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Subsidiary and not created in contemplation of such acquisition, provided that such Lien attaches only to such asset and proceeds thereof;
(e)    any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the foregoing clauses of this Section 6.1, provided that the principal amount of such Indebtedness is not increased (other than by amounts incurred to pay the costs of such refinancing, extension, renewal or refunding and any premiums paid in connection therewith) and such Lien does not attach to any additional assets;
(f)    Liens in favor of the Administrative Agent securing Indebtedness or other obligations existing pursuant to this Agreement;
(g)    Liens to secure Indebtedness incurred or assumed in connection with pollution control, industrial revenue bond or similar types of financing, and Liens on property in favor of the United States or any state thereof, or any department, agency, instrumentality or political subdivision of any such jurisdiction, to secure Indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of constructing, repairing or improving the property subject thereto;
(h)    Liens granted on accounts receivable or other rights to payment and related assets in connection with Securitization Transactions permitted by Section 6.3(b);
(i)    Liens on precious metals catalysts in connection with Sale/Leaseback Transactions and Liens under any other Sale/Leaseback Transaction, in each case to the extent not prohibited by this Agreement;
(j)    Liens on cash collateral granted to an Issuing Bank in connection with the replacement of such Issuing Bank under Section 2.18, the occurrence of such Issuing Bank’s Existing Commitment Termination Date under Section 2.21(f) or the termination of the Commitment of such Issuing Bank under Section 2.22(d);
(k)    Liens for taxes that (i) are not yet due, (ii) are not more than sixty (60) days past due and not subject to penalties for non-payment, or (iii) are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(l)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar types of Liens arising in the ordinary course of business securing amounts which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(m)    pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;
(n)    deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(o)    easements, rights-of-way, restrictions and other similar encumbrances affecting real property which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;
(p)    Liens securing judgments for the payment of money not constituting an Event of Default under clause (g) of Article 7;
(q)    Liens in favor of banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Borrower or any of its Subsidiaries on deposit with or in the possession of such bank, in each case in the ordinary course of business;
(r)    customary netting and offset provisions in Hedging Agreements;
(s)    Liens on Equity Interests in a Joint Venture pledged to secure Indebtedness of such Joint Venture;
(t)    Liens not otherwise permitted by the foregoing clauses of this Section 6.1 securing Indebtedness and Hedging Obligations, provided that the aggregate outstanding amount of the Indebtedness and Hedging Obligations secured by the Liens allowed under this subsection (t) shall not exceed an amount equal to 15% of Consolidated Net Tangible Assets as of the last day of any fiscal quarter (beginning with the last day of the fiscal quarter in which the Closing Date occurs); and
(u)    Liens in favor of a Loan Party securing Indebtedness or other obligations of any Affiliate or Subsidiary of any Loan Party that is not itself a Loan Party.
Section 6.2    Fundamental Changes. The Borrower will not (a) consolidate or merge with or into any other Person or (b) sell, lease or otherwise transfer (in one transaction or in a series of transactions) all or substantially all of its assets to any other Person; provided that (i) any Person may consolidate or merge with or into the Borrower in a transaction in which the Borrower is the surviving Person, and (ii) if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing, any Person may consolidate or merge with or into the Borrower, and the Borrower may consolidate or merge with or into any Person, as long as the surviving entity, if other than the Borrower, has an Investment Grade Rating and assumes each of the obligations of the Borrower under the Loan Documents pursuant to an agreement executed and delivered to the Lenders in a form reasonably satisfactory to the Required Lenders and such surviving entity provides all documentation and other information required by regulatory authorities under applicable “know your customer”, “beneficial ownership” and anti-money laundering rules and regulations, including without limitation with respect to the PATRIOT Act and Beneficial Ownership Regulation, in a form reasonably satisfactory to the Administrative Agent.
Section 6.3    Indebtedness; Securitization Transactions.

(a)    Consolidated Net Debt. The Borrower will not permit the outstanding principal amount of Consolidated Net Debt, as of the last day of any fiscal quarter, beginning with the last day of the fiscal quarter in which the Closing Date occurs, to exceed 65% of Total Capitalization as of such date..
(b)    Securitization Transactions. The Borrower will not permit the aggregate outstanding amount of Securitization Transactions to exceed $1,500,000,000 at any time.
Section 6.4    Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into or engage in any material transaction (including any sale, lease, transfer, purchase or acquisition of property or assets) with any of its Affiliates, except on terms and conditions, taken as a whole, that are substantially as favorable to the Borrower or such Subsidiary as could be obtained on an arm’s-length basis from unrelated third parties (or, if in the good faith judgment of the Borrower’s board of directors, no comparable transaction is available with which to compare any such transaction, such transaction is otherwise fair to the Borrower or such Subsidiary from a financial point of view), provided that the foregoing restriction shall not apply to:
(a)    transactions between or among the Borrower and its Subsidiaries or between or among Subsidiaries;
(b)    transactions involving any employee benefit plan or related trust of the Borrower or any of its Subsidiaries;
(c)    transactions pursuant to any contract or agreement listed on Schedule 6.4;
(d)    the payment of reasonable compensation, fees and expenses to, and indemnity provided on behalf of directors and officers of the Borrower or any Subsidiary;
(e)    transactions described in the Closing Date SEC Reports;
(f)    the PSXP Drop Down Transactions; and
(g)    transactions entered into with PSXP and its subsidiaries on terms and conditions, taken as a whole, that are fair and reasonable to the Borrower and the Subsidiaries, taking into account the totality of the relationship between the Borrower and the Subsidiaries, on the one hand, and PSXP and its Subsidiaries, on the other.
ARTICLE 7.    EVENTS OF DEFAULT
Upon the occurrence and during the continuance of any of the following events from and after the Closing Date:
(a)    the Borrower shall fail to pay (i) any principal of any Loan or Reimbursement Obligation, or any Guarantor shall fail to make any payments due under the Subsidiary Guarantee, in each case when due in accordance with the terms hereof; (ii) any interest on any Loan or Reimbursement Obligation, or any fee payable hereunder, in each case within five Business Days after any such interest or fee becomes due in accordance with the terms hereof; or (iii) any other amount payable hereunder (including any Cash Collateral required to be provided hereunder), within ten Business Days after any such other amount becomes due in accordance with the terms hereof; or

(b)    any representation or warranty made by the Loan Parties in Article 3 or in any certificate, financial or other statement furnished by the Loan Parties pursuant to this Agreement shall prove to have been incorrect in any material respect when made; or
(c)    the Borrower shall fail to perform or observe any of its covenants or agreements contained in Section 5.2(a)(ii), Section 5.3 (with respect to the existence of the Borrower), Section 5.8, or Article 6; or
(d)    the Borrower or any Guarantor shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Loan Document, and any such failure shall remain unremedied for 30 days; or
(e)    (i) the Borrower, any Guarantor, any Material Subsidiary or any combination thereof shall default beyond any applicable period of grace in any payment of principal of or interest on any Indebtedness for Borrowed Money (other than Securitization Indebtedness of any Securitization Entity) on which the Borrower, any Guarantor or any Material Subsidiary or any combination thereof is or are liable in an aggregate principal amount then outstanding of $175,000,000 or more or (ii) an event of default (other than a failure to pay principal or interest) as defined in any mortgage, indenture, agreement or instrument under which there may be issued, or by which there may be secured or evidenced, any such Indebtedness shall happen and shall result in such Indebtedness becoming or being declared due and payable prior to the date on which it could otherwise become due and payable; or
(f)    the Borrower, any Guarantor or any Material Subsidiary shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian or the like of itself or of all or a substantial part of its property, (ii) become unable, admit in writing its inability or fail to pay its debts generally as they become due, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent, (v) commence a voluntary case under the federal bankruptcy laws of the United States of America or file a voluntary petition or answer seeking reorganization, an arrangement with creditors or an order for relief or seeking to take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or action shall be taken by it for the purpose of effecting any of the foregoing, or (vi) if without the application, approval or consent of such Guarantor, the Borrower or any of its Material Subsidiaries, a proceeding shall be instituted in any court of competent jurisdiction, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking in respect of such Guarantor, the Borrower or any of its Material Subsidiaries an order for relief or an adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, liquidator or custodian or the like of such Guarantor, the Borrower or such Material Subsidiaries or of all or any substantial part of its assets, or other like relief in respect thereof under any bankruptcy or insolvency law, and, if such proceeding is being contested by such Guarantor, the Borrower or such Material Subsidiaries in good faith, the same shall (A) result in the entry of an order for relief or any such adjudication or appointment or (B) continue undismissed or unstayed for any period of 60 consecutive days; or
(g)    one or more judgments or decrees shall be entered against the Borrower or any of its Material Subsidiaries, any Guarantor or any combination thereof involving in the aggregate a liability (not paid or fully covered by insurance) of $175,000,000 or more with respect to any Guarantor, the Borrower or any of its Material Subsidiaries and such judgments or decrees shall not have been vacated, dismissed, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or
(h)    a Change in Control shall occur; or

(i)    an ERISA Event shall occur that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; or
(j)    this Agreement or any Subsidiary Guarantee by a Required Guarantor shall fail to be in full force and effect other than in accordance with its terms or as permitted hereby or any action is taken by the Borrower or any Required Guarantor to assert the invalidity or unenforceability of any of the foregoing;
then, and in any such event, (A) if such event is an Event of Default specified in clauses (iv), (v) or (vi) of clause (f) above with respect to the Borrower, (i) automatically the Commitments shall terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under the Loan Documents shall immediately become due and payable and (ii) the obligation of the Borrower to Cash Collateralize the L/C Obligations as provided below shall automatically become effective, and (B) if such event is any other Event of Default, any one or more of the following actions may be taken: with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall (i) by notice of default to the Borrower, declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; (ii) by notice of default to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under the Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable; and (iii) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the amount thereof) in accordance with Section 2.20(k). Presentment, demand, protest, notice of intent to accelerate, notice of acceleration, and, except as expressly provided above in this Article 7, all other notices of any kind are hereby expressly waived.
ARTICLE 8.    THE ADMINISTRATIVE AGENT
Section 8.1    Appointment and Authority. Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article 8 are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any other Loan Party shall have rights as a third-party beneficiary of any of such provisions (except for the Borrower with respect to its consent right set forth in Section 8.7). It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
Section 8.2    Rights as a Lender. The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
Section 8.3    Exculpatory Provisions.
(a)    The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing,

(i)    the Administrative Agent shall not be subject to any fiduciary or other implied duties, covenants, functions, responsibilities, obligations or liabilities regardless of whether a Default has occurred and is continuing,
(ii)    the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.1) provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law, and
(iii)    except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.
(b)    The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.1) or in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.
(c)    The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
Section 8.4    Notice of Default. The Administrative Agent shall be deemed not to have knowledge or notice of the occurrence of any Default or Event of Default (other than an Event of Default described in Article 7(a)) unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice or any notice pursuant to Section 5.1 or Section 5.2, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.
Section 8.5    Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Section 8.6    Delegation of Duties. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
Section 8.7    Resignation of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right with the consent of the Borrower (not to be unreasonably withheld or delayed; and provided that no consent of the Borrower shall be required during the continuation of an Event of Default), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in the United States, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent (other than any rights to indemnity payments owed to the retiring Administrative Agent), and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article 8 and Section 9.5 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.
Section 8.8    Non-Reliance on Administrative Agent by Other Lenders. Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a Lender or assign or otherwise transfer its rights, interests and obligations hereunder.
Section 8.9    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the

Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders (including for the avoidance of doubt the Issuing Banks) and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 2.20(d), Section 2.8, and Section 9.5) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 2.8 and Section 9.5.
Section 8.10    Guaranty Matters. The Lenders authorize the Administrative Agent to release any Guarantor from its obligations as a Guarantor under this Agreement pursuant to a written request made by the Borrower, if (a) such Guarantor ceases to be a Subsidiary of the Borrower or a wholly-owned Material Subsidiary of the Borrower that is a First Tier Subsidiary as a result of a transaction permitted under this Agreement or (b) such Guarantor is an Elective Guarantor at the time of such release. Any such request shall be accompanied by a certificate of a Financial Officer of the Borrower certifying (which certification shall constitute a representation and warranty by the Borrower hereunder) that (i) no Event of Default then exists or will exist after giving effect to such release, (ii) after giving pro forma effect to such release, the Borrower is in compliance with Section 6.1(t) as of the end of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 5.1, and (iii) the conditions for release set forth in this Section 8.1 have been satisfied. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Guarantor from its obligations under this Agreement pursuant to the terms and conditions hereof.
Section 8.11    No Duties. None of the Joint Lead Arrangers, Co-Syndication Agents or Co-Documentation Agents shall have any duties, responsibilities or liabilities under this Agreement and the other Loan Documents other than the duties, responsibilities and liabilities assigned to such entities in their capacities as Lenders, Issuing Banks or Administrative Agent hereunder.
ARTICLE 9.    MISCELLANEOUS
Section 9.1    Amendments and Waivers. Neither this Agreement, nor any Note, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 9.1. With the written consent of the Required Lenders, the Administrative Agent and the Borrower may, from time to time, enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or any other Loan Document or changing in any manner the rights of the Lenders or the Borrower hereunder or thereunder or waiving, on such terms and conditions as the Administrative Agent may specify in such instrument, any of the requirements of this Agreement or any other Loan Document or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (a) extend the time of payment or maturity of any Loan or any installment thereof or reduce the rate or extend the time of payment of interest thereon, or reduce any fee payable to the Lenders hereunder, or reduce the principal amount thereof, or increase the amount of any Lender’s Commitment, in each case without the consent of the Lender affected thereby, (b) eliminate or reduce the voting rights of the Lenders under this Section 9.1 or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement (except in a transaction permitted by and consummated in accordance with clause (ii) of Section 6.2), in each case without the written consent of all the Lenders, (c) waive any condition precedent set forth in Section 4.1 or Section 4.2, hereunder without the consent of all Lenders, (d) change Section 2.12, Section 2.21 or Section 2.22 in a manner that would alter the pro rata treatment of Lenders or pro rata sharing of payments required thereby, without the written consent of all Lenders, (e) amend, modify or waive any provision of Article 8 without the written consent of the then Administrative Agent, (f) [Intentionally Deleted], (g) amend, modify or waive any provision of Section 2.20 without the written consent of each Issuing Bank, (h) release the Initial Guarantor or release of all or substantially all of the value of the Guarantees without the written consent of all the Lenders (provided that no such consent shall be required in connection with any release authorized by the Lenders under Section 8.10), (i) amend, modify or waive any provision of Article 10 without the written consent of each Guarantor, or (j) reduce the percentage of Lenders required to agree that a foreign currency constitutes an Alternate Currency under Section 1.4 without the written consent of all Lenders. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the outstanding Loans, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except as set forth in Section 2.22(b)(ii).
Notwithstanding the foregoing, the Administrative Agent and the Borrower may amend any Loan Document to correct any obvious errors, mistakes, omissions, defects or inconsistencies and such amendment shall become effective without any further consent of any other party to such Loan Document other than the Administrative Agent and the Borrower.
Section 9.2    Notices.
(a)    Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
The Borrower

and the Guarantors	Phillips 66 2331 CityWest Blvd. Houston, TX 77042 Attention: Sam A. Farace II Treasurer Telephone: 844-619-3588

Facsimile: 918-977-9634
Email: DebtCompliance2@p66.com

With a copy to:	Phillips 66 2331 CityWest Blvd. Houston, TX 77042 Attention: Janet Greene – N1336 Senior Counsel – Finance and Treasury Telephone: 832-765-1240 Facsimile: 918-977-9618 Email: Janet.Greene@p66.com

The Administrative Agent:	JPMorgan Chase Bank, N.A. 1111 Fannin Street 10th Floor Houston, Texas 77002 Attention: Nathan Lorensen Telecopier: (713) 427-6307 Telephone: (713) 750-3536

The Lenders:	To such Lender’s address (or telecopy number) set forth in its Administrative Questionnaire
(b)    Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e‑mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article 2 if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article 2 by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.
(c)    Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
Section 9.3    No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.
Section 9.4    Confidentiality. Each Lender shall maintain in confidence and not disclose to any Person any non-public information furnished to it pursuant to this Agreement and designated by the Borrower as such (“Confidential Information”) without the prior consent of the Borrower, subject to each Lender’s (a) obligation to disclose any Confidential Information pursuant to a request or order under applicable Laws and regulations or pursuant to a subpoena or other legal process, (b) right to disclose any Confidential Information requested by any regulatory authority, (c) right to disclose any Confidential Information to other Lenders, to bank examiners, to its Affiliates, to its and its Affiliates’ directors, officers, employees and agents, including auditors, counsel and other advisors, to any prospective Participant and to any prospective Purchasing Lender pursuant to Section 9.6(c) (subject to, in the case of prospective Participants and prospective Purchasing Lenders, the signing of a confidentiality agreement), (d) right to disclose any Confidential Information in connection with any litigation or dispute or the exercise of any remedy hereunder involving the Administrative Agent or the Lenders and the Borrower or any of its Subsidiaries, (e) right to disclose any Confidential Information on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or this Agreement or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to this Agreement or (f) right to disclose any Confidential Information to any creditor or direct or indirect contractual counterparty in any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder or such creditor or contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 9.4); provided, however, that Confidential Information disclosed pursuant to clause (c), (d), (e) or (f) of this sentence shall be so disclosed subject to such procedures as are reasonably calculated to maintain the confidentiality thereof. Notwithstanding the foregoing provisions of this Section 9.4, (i) the foregoing obligation of confidentiality shall not apply to any Confidential Information that was known to such Lender or any of their respective Affiliates prior to the time it received such Confidential Information from the Borrower pursuant to this Agreement, other than as a result of the disclosure thereof by a Person who, to the knowledge or reasonable belief of such Lender, was prohibited from disclosing it by any duty of confidentiality arising (under this Agreement or otherwise) by contract or law, and (ii) the foregoing obligation of confidentiality shall not apply to any Confidential Information that becomes part of the public domain independently of any act of such Lender not permitted hereunder or when identical or substantially similar information is received by such Lender, without restriction as to its disclosure or use, from a Person who was not prohibited from disclosing it by any duty of confidentiality arising (under this Agreement or otherwise) by contract or law. The obligations of each Lender under this Section 9.4 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
Section 9.5    Expenses; Indemnity.
(a)    The Borrower agrees (i) to pay or reimburse the Administrative Agent and the Joint Lead Arrangers for all their out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation and execution and, with respect to the Administrative Agent only, administration, of this Agreement and any other Loan Document and any other documents prepared in connection herewith, and the consummation of the transactions contemplated hereby and thereby, including the reasonable legal fees and disbursements of Hunton Andrews Kurth, LLP, counsel to the Administrative Agent and the Designated Arrangers, but excluding all other legal fees and disbursements, (ii) to pay or reimburse the Administrative Agent and the Joint Lead Arrangers for all their costs and expenses incurred in connection with any amendment, supplement or modification to this Agreement and any other Loan Document and any other documents prepared in connection herewith, including the reasonable legal fees and disbursements of a single law firm serving as counsel to the Administrative Agent and the Designated Arrangers, but excluding all other legal fees and disbursements, (iii) to pay or reimburse all reasonable out-of-pocket expenses incurred by each Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit issued by it or any demand for payment thereunder, (iv) [Intentionally Deleted] and (v) to pay or reimburse all out-of-pocket expenses incurred by the Administrative Agent and any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent and any such Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section 9.5, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)    The Borrower shall indemnify the Administrative Agent, each Joint Lead Arranger, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Loan Parties or any of their respective Subsidiaries, or any Environmental Liability related in any way to the Loan Parties or any of their respective Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.
(c)    To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, any Joint Lead Arranger or any Issuing Bank under Section 9.5(a) or Section 9.5(b), each Lender severally agrees to pay to the Administrative Agent, such Joint Lead Arranger or such Issuing Bank, as the case may be, such Lender’s Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, such Joint Lead Arranger or such Issuing Bank in its capacity as such.
(d)    To the extent permitted by applicable Law, no party hereto shall assert, and each such party hereby waives, any claim against any other party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this Section 9.5(d) shall relieve the Borrower of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(e)    All amounts due under this Section 9.5 shall be payable not later than 10 days after written demand therefor.
(f)    The agreements in this Section 9.5 shall survive repayment of the Loans and all other amounts payable hereunder.
Section 9.6    Successors and Assigns; Participations; Purchasing Lenders.
(a)    This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement, other than in connection with an assignment or transfer otherwise permitted hereunder, without the prior written consent of each Lender.
(b)    Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time sell to one or more banks or other financial institutions (each, a “Participant”) participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interests of such Lender hereunder. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of its Loan for all purposes under this Agreement, and the Borrower, the Issuing Banks, and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso in the second sentence of Section 9.1 that affects such Participant. Without affecting the limitations in the preceding sentence, each Participant shall be entitled to the benefits of Section 2.14, Section 2.15 and Section 2.16 (subject to the requirements and limitations therein) with respect to its participation in the Commitments and the Loans outstanding from time to time; provided that such Participant (i) agrees to be subject to the provisions of Section 2.17 and Section 2.18 as if it were a Lender, and (ii) shall not be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.17 with respect to any Participant. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 9.7(b) as though it were a Lender, provided that such Participant agrees to be subject to Section 9.7(a) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a nonfiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(c)    Each Lender may, with the consent of the Borrower (except that such consent shall not be required during the occurrence and continuation of an Event of Default or, in the case of any assignment to an existing Lender or an Affiliate thereof, during the occurrence and continuation of a Default), the Administrative Agent (except that such consent shall not be required for any assignment to an existing Lender or an Affiliate thereof) and each Issuing Bank (which, in each case, shall not be unreasonably withheld) sell or assign to one or more Lenders or additional banks, financial institutions or other entities (other than the Borrower, any of its Affiliates or a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person)) (a “Purchasing Lender”) (other than a Purchasing Lender that is a Defaulting Lender or that would be a Defaulting Lender upon becoming a Lender hereunder) all or part of its rights and obligations under this Agreement pursuant to a duly executed Assignment and Assumption; provided that, if such sale is not to one or more existing Lenders or an Affiliate thereof, (i) such sale shall be in a minimum amount of $10,000,000 unless each of the Administrative Agent, and for so long as no Event of Default has occurred and is continuing, the Borrower, otherwise consents and (ii) the Commitment retained (if any) by such transferor Lender after such sale shall be at least $10,000,000 unless each of the Administrative Agent, and for so long as no Event of Default has occurred and is continuing, the Borrower, otherwise consents. Notwithstanding the foregoing, any Lender may sell to one or more Lenders or Purchasing Lenders designated by the Borrower all of its Commitment and all of its rights and obligations under this Agreement relating to such Commitment pursuant to an Assignment and Assumption as described in the preceding sentence in connection with a purchase thereof effected pursuant to Section 2.18. Upon (A) the execution of such Assignment and Assumption, (B) delivery of an executed copy thereof to the Borrower, (C) recordation of such transfer in the Register and (D) payment by such Purchasing Lender to the Administrative Agent of a registration and processing fee of $4,000 if such Purchasing Lender is not a Lender prior to the execution of such Assignment and Assumption and $2,000 otherwise (provided that the Administrative Agent in its sole discretion may elect to waive such fee) and (E) payment to the Administrative Agent of any additional amounts required by Section 9.6(f), from and after the Transfer Effective Date determined pursuant to such Assignment and Assumption, such Purchasing Lender shall for all purposes be a Lender party to this Agreement and shall have all the rights and obligations of a Lender under this Agreement to the same extent as if it were an original party hereto with a Commitment as set forth therein and, in the case of an Assignment and Assumption executed pursuant to Section 2.18 or any other assignment permitted hereunder of all of a Lender’s Commitment and all of its rights and obligations under this Agreement relating to such Commitment, the transferor Lender shall cease to be a party hereto, but shall continue to be entitled to the benefits of Section 2.14, Section 2.15, Section 2.16 and Section 9.5, in each case with respect to facts and circumstances occurring prior to the effective date of such assignment. Such Assignment and Assumption shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of any Purchasing Lender that was not a Lender prior to the execution of such Assignment and Assumption and the resulting adjustment of the Commitments and the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement. Upon the consummation of any transfer to a Purchasing Lender pursuant to this Section 9.6(c), the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a replacement Note is issued to such transferor Lender and a new Note or, as appropriate, a replacement Note, is issued to such Purchasing Lender, in each case in principal amounts reflecting their respective Commitments. Such new Notes shall be in the form of the Notes replaced thereby.
(d)    The Administrative Agent shall maintain, acting solely for this purpose as agent for the Borrower at its address referred to in Section 9.2, a copy of each Assignment and Assumption delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and any

Commitment of, and principal amount (and stated interest) of the Loans owing to and L/C Obligations owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.
(e)    Upon its receipt of an Assignment and Assumption executed by a transferor Lender, a Purchasing Lender, the Borrower and the Administrative Agent, and, unless waived by the Administrative Agent pursuant to Section 9.6(c), payment by the Purchasing Lender to the Administrative Agent of a registration and processing fee of $4,000 if such Purchasing Lender is not a Lender prior to the execution of such Assignment and Assumption and $2,000 otherwise, the Administrative Agent shall (i) promptly accept such Assignment and Assumption, (ii) on the Transfer Effective Date determined pursuant thereto record the information contained therein in the Register and (iii) give notice of such acceptance and recordation to the Lenders and the Borrower.
(f)    In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans or participations in L/C Disbursements previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each Issuing Bank and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this Section, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(g)    The Borrower authorizes each Lender to disclose to any Participant or Purchasing Lender (each, a “Transferee”) and any prospective Transferee any and all financial information (other than Confidential Information except as permitted by Section 9.4) in such Lender’s possession concerning the Borrower, which has been delivered to such Lender by the Borrower pursuant to this Agreement or which has been delivered to such Lender by the Borrower in connection with such Lender’s credit evaluation of the Borrower prior to entering into this Agreement.
(h)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank, and this Section 9.6 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(i)    The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in Section 9.6(h) above.

(j)    Notwithstanding anything to the contrary contained herein, if at any time any Issuing Bank assigns all of its Commitment and Loans pursuant to clause (c) of this Section 9.6, such Issuing Bank, may, upon 30 days’ notice to the Borrower and the Lenders, resign as an Issuing Bank. Such resigning Issuing Bank shall retain all the rights, powers, privileges and duties of an Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an Issuing Bank and all L/C Obligations with respect thereto.
Section 9.7    Adjustments; Set‑off.
(a)    If any Lender (a “Benefited Lender”) shall at any time receive any payment of all or part of its Loans or its participations in L/C Disbursements, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set‑off, pursuant to events or proceedings of the nature referred to in clause (f) of Article 7, or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender, if any, in respect of such other Lender’s Loans or participations in L/C Disbursements, or interest thereon, such Benefited Lender shall purchase (for cash at face value) from the other Lenders participations in the Loans and participations in L/C Disbursements of the other Lenders, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, to the extent necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in L/C Disbursements; provided, however, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 9.7 shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this Section 9.7 shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
(b)    In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of an Event of Default each Lender and each of its respective Affiliates shall have the right, without prior notice to any Loan Party, any such notice being expressly waived by such Loan Party to the extent permitted by applicable Law, to set off and appropriate and apply against the obligations under this Agreement any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender to or for the credit or the account of any Loan Party; provided that in the event that any Defaulting Lender shall exercise any such right of set-off hereunder, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of set-off. The rights of each Lender and their respective Affiliates under this Section 9.7 are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have. Each Lender agrees promptly to notify the applicable Loan Party and the Administrative Agent after any such set‑off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set‑off and application.

Section 9.8    Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission, emailed pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.
Section 9.9    GOVERNING LAW. THIS AGREEMENT AND ANY NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
Section 9.10    Jurisdiction; Venue. Any legal action or proceeding with respect to this Agreement shall be brought in the courts of the State of New York sitting in the County of New York, Borough of Manhattan, or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, each of the Borrower and each Guarantor hereby accepts for and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.2. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law. Nothing herein shall affect the right of the Administrative Agent or any Lender to commence legal proceedings or otherwise proceed against the Borrower or the Guarantors in any other jurisdiction. Each of the Borrower and each Guarantor hereby irrevocably and unconditionally waives any objection that it may now or hereafter have to the venue of any action described in this Section 9.10, or that such proceeding was brought in an inconvenient court, and agrees not to plead or claim the same.
Section 9.11    Survival. All covenants, agreements, representations and warranties made herein and in any certificate, document or statement delivered pursuant hereto or in connection herewith shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Section 2.14, Section 2.15, Section 2.16, Section 9.5 and Article 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.
Section 9.12    Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto with respect to its subject matter, and supersedes all previous understandings, written or oral, with respect thereto.
Section 9.13    WAIVER OF JURY TRIAL. THE BORROWER, EACH GUARANTOR, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY NOTE AND FOR ANY COUNTERCLAIM THEREIN. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY

OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.13.
Section 9.14    Severability. Any provision of this Agreement or of any other Loan Document which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or thereof or affecting the validity, enforceability or legality of any such provision in any other jurisdiction.
Section 9.15    Judgment in a Currency Other Than Dollars. The obligations of the Borrower and the Guarantors hereunder to make payments in Dollars or in Alternate Currency (the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency except to the extent to which such tender or recovery shall result in the effective receipt by the Lenders of the full amount of the Obligation Currency expressed to be payable hereunder, and accordingly such primary obligations of the Borrower and the Guarantors shall be enforceable as an alternative or additional cause of action for the purpose of recovery in the Obligation Currency of the amount (if any) by which such effective receipt shall fall short of the full amount of the Obligation Currency expressed to be payable hereunder and under any Note and shall not be affected by judgment being obtained for any other sums due under this Agreement and any Note.
Section 9.16    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable Law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable Law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 9.16 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
Section 9.17    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section 9.18    Material Non-Public Information.
(a)    EACH LENDER ACKNOWLEDGES THAT THE CONFIDENTIAL INFORMATION AS DEFINED IN SECTION 9.4 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(b)    ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH BANK REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.
Section 9.19    USA PATRIOT Act Notice. The Administrative Agent (for itself and not on behalf of any Lender) and each Lender that is subject to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.
Section 9.20    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower, on the one hand, and the Administrative Agent and the Lenders, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (b) in connection with the process leading to such transaction, the Administrative Agent and the Lenders are and have been acting solely as principals and not as the financial advisors, agents or fiduciaries, for the Borrower or any of its Affiliates; (c) the Administrative Agent and the Lenders have not assumed and will not assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent or any Lender advised or is currently advising the Borrower or any of its Affiliates on other matters) and the Administrative Agent and the Lenders have no obligation to the Borrower or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (d) the Administrative Agent, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its respective Affiliates, and the Administrative Agent and the Lenders have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship.
Section 9.21    Restatement; Existing Credit Agreement; Reallocation.
(a)    The parties hereto agree that this Agreement amends and restates the Existing Credit Agreement in its entirety but does not novate or discharge the Indebtedness outstanding under the Existing Credit Agreement, which is amended and restated hereby, and under the promissory notes issued in connection with the Existing Credit Agreement (which are replaced in full by the Notes issued hereunder). The parties hereto acknowledge and agree that, from and after the Closing Date, (i) this Agreement and the other Loan Documents shall replace the Existing Credit Agreement and the “Loan Documents” (as defined in the Existing

Credit Agreement) in their entirety and (ii) this Agreement and the other Loan Documents shall be the only operative agreements in effect with respect to the underlying indebtedness and other obligations.
(b)    The Lenders party to the Existing Credit Agreement have agreed among themselves to reallocate their respective Commitments (as defined in the Existing Credit Agreement) as contemplated by this Agreement. On the Closing Date and after giving effect to such reallocation and adjustment of the Commitments, the Commitments of each Lender shall be as set forth on Schedule I hereto and each Lender shall own its Commitment Percentage of the outstanding Loans. The reallocation and adjustment to the Commitments of each Lender as contemplated by this Section 9.21(b) shall be deemed to have been consummated pursuant to the terms of the Assignment and Assumption attached as Exhibit D hereto as if each of the Lenders had executed an Assignment and Assumption with respect to such reallocation and adjustment. The Borrower and the Administrative Agent hereby consent to such reallocation and adjustment of the Commitments. The Administrative Agent hereby waives the processing and recordation fee set forth in Section 9.6(c) with respect to the assignments and reallocations of the Commitments contemplated by this Section 9.21. Each Lender hereunder that immediately prior to giving effect hereto is a party to the Existing Credit Agreement hereby waives any claim for increased costs or losses or expenses it may have pursuant to Section 2.14 or Section 2.16 of the Existing Credit Agreement arising as a result of the reallocations of the Commitments contemplated by this Section 9.21
Section 9.22    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
Section 9.23    Acknowledgment Regarding Any Supported QFCs. To the extent and only to the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and

QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
ARTICLE 10.    SUBSIDIARY GUARANTEE
Section 10.1    Guarantee. Each Guarantor, jointly and severally, hereby unconditionally and irrevocably guarantees to the Administrative Agent and the Lenders (the “Subsidiary Guarantee”), as primary obligor and not merely as surety, the prompt and complete payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of the Borrower now or hereafter existing under this Agreement and any other Loan Document, whether for principal, interest, fees, expenses or otherwise, including obligations which, but for an automatic stay under Section 362(a) of the Bankruptcy Code or any other insolvency law or other proceeding, would become due (such obligations being hereinafter referred to as the “Guaranteed Obligations”), and agrees to pay any and all expenses (including the legal fees, charges and disbursements of counsel) incurred by the Administrative Agent and each Lender in enforcing any rights under the Subsidiary Guarantee. Each Guarantor further agrees that if payment in respect of any Guaranteed Obligations shall be due in a currency other than Dollars and if, by reason of any Change in Law, disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such Guaranteed Obligations in such currency shall be impossible, such Guarantor shall make payment of such Guaranteed Obligation in Dollars (based upon the applicable Alternate Currency Equivalent in effect on the date of payment). No amendment or modification of the Subsidiary Guarantee may be made without the prior written consent of each Guarantor. Notwithstanding anything contained herein to the contrary, the obligations of the each Guarantor under the Subsidiary Guarantee shall be limited to an aggregate amount equal to the largest amount that would not render its obligations under the Subsidiary Guarantee subject to avoidance under Section 548 of the Bankruptcy Code (Title 11, United States Code) or any comparable provisions of any applicable state law.
Section 10.2    Waiver of Subrogation. Notwithstanding any payment or payments made by a Guarantor hereunder, or any set-off or application of funds of any Guarantor by the Administrative Agent or any Lender, such Guarantor shall not be entitled to be subrogated to any of the rights of the Administrative Agent and the Lenders against the Borrower or against any collateral security or guarantee or right of offset held by the Administrative Agent or the Lenders for the payment of the Guaranteed Obligations, nor shall any Guarantor seek any reimbursement from the Borrower in respect of payments made by the Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrower are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by such Guarantor, in trust for the Administrative Agent and each Lender, segregated from other funds of such Guarantor and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent, for the ratable benefit of itself and the Lenders, in the exact form received by such Guarantor (duly indorsed by such Guarantor, if required), to be applied against the Guaranteed Obligations, whether mature or unmatured, in such order as any Lender may determine.
Section 10.3    Amendments, etc. with respect to the Guaranteed Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against such Guarantor, and without notice to or further assent by any Guarantor, any demand for payment of any of the Guaranteed Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, as applicable, and any of the Guaranteed Obligations continued, and the Guaranteed Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and this Agreement, and any Note and any other document in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as any Lender may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Guaranteed Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien or security interest at any time held by it as security for the Guaranteed Obligations or for this Subsidiary Guarantee or any property subject thereto.
Section 10.4    Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Subsidiary Guarantee or acceptance of this Subsidiary Guarantee; the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Subsidiary Guarantee; and all dealings between the Borrower and the Guarantors, on the one hand, and the Administrative Agent or any Lender, as applicable, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Subsidiary Guarantee. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower, such Guarantor or any other Guarantor with respect to the Guaranteed Obligations. This Subsidiary Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to, and each Guarantor hereby expressly waives any defenses to its obligations hereunder based upon (a) the validity or enforceability of this Agreement, any Note, any of the Guaranteed Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Guaranteed Obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise, (c) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower against the Administrative Agent or any Lender, or (d) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or any Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Guaranteed Obligations, or of any Guarantor under this Subsidiary Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Guarantors, the Administrative Agent and each Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or such Lender, as applicable, to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security, or guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent and the Lenders against each Guarantor.
Section 10.5    Reinstatement. This Subsidiary Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.
Section 10.6    Payments. Each of the Guarantors and the Borrower hereby agrees that the Guaranteed Obligations will be paid to the Administrative Agent, for the account of the Administrative Agent and the Lenders, without set-off or counterclaim in Dollars or Alternate Currency as expressed to be payable hereunder and under any Note, in immediately available funds at the office of the Administrative Agent specified in Section 9.2 in the case of Dollars and at the Administrative Agent’s London Agency office in the case of Alternate Currency.
Section 10.7    Additional Guarantors. Upon the execution and delivery by any Person of a Guarantee Joinder and other required documents as provided in Section 5.9, such Person shall be a Guarantor and shall be a party hereto as if an original signatory hereto.
[Remainder of Page Intentionally Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
BORROWER:
PHILLIPS 66
By: /s Sam A. Farace II
Name: Sam A. Farace II
Title: Treasurer
INITIAL GUARANTOR:
PHILLIPS 66 COMPANY
By: /s Sam A. Farace II
Name: Sam A. Farace II
Title: Treasurer

Signature Page to Credit Agreement

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, an Issuing Bank and a Lender
By: /s Travis Watson
Name: Travis Watson
Title: Vice President

Signature Page to Credit Agreement

MIZUHO BANK, LTD., as an Issuing Bank and a Lender
By: /s Edward Sacks
Name: Edward Sacks
Title: Authorized Signatory

Signature Page to Credit Agreement

MUFG BANK, LTD., as an Issuing Bank and a Lender
By: /s Christopher Facenda
Name: Christopher Facenda
Title: Director

Signature Page to Credit Agreement

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as an Issuing Bank and a Lender
By: /s Pradeep Mehra
Name: Pradeep Mehra
Title: Authorized Signatory

Signature Page to Credit Agreement

BARCLAYS BANK PLC, as an Issuing Bank and a Lender
By: /s Sydney G. Dennis
Name: Sydney G. Dennis
Title: Director

Signature Page to Credit Agreement

BNP PARIBAS, as an Issuing Bank and a Lender
By: /s Christopher Sked
Name: Christopher Sked
Title: Managing Director

By: /s Karim Remtoula
Name: Karim Remtoula
Title: Vice President

Signature Page to Credit Agreement

BANK OF AMERICA, N.A., as an Issuing Bank and a Lender
By: /s Pace Doherty
Name: Pace Doherty
Title: Vice President

Signature Page to Credit Agreement

CITIBANK, N.A., as an Issuing Bank and a Lender
By: /s Maureen Maroney
Name: Maureen Maroney
Title: Vice President

Signature Page to Credit Agreement

COMMERZBANK AG, NEW YORK BRANCH, as an Issuing Bank and a Lender
By: /s James Boyle
Name: James Boyle
Title: Director

By: /s Kareem Hartl
Name: Kareem Hartl
Title: Assistant Vice President

Signature Page to Credit Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as an Issuing Bank and a Lender
By: /s Nupur Kumar
Name: Nupur Kumar
Title: Authorized Signatory

By: /s Komal Shah
Name: Komal Shah
Title: Authorized Signatory

Signature Page to Credit Agreement

GOLDMAN SACHS BANK USA, as an Issuing Bank and a Lender
By: /s Ryan Durkin
Name: Ryan Durkin
Title: Authorized Signatory

Signature Page to Credit Agreement

ROYAL BANK OF CANADA, as an Issuing Bank and a Lender
By: /s Don J. McKinnerney
Name: Don J. McKinnerney
Title: Authorized Signatory

Signature Page to Credit Agreement

SUMITOMO MITSUI BANKING CORPORATION, as an Issuing Bank and a Lender
By: /s Michael Maguire
Name: Michael Maguire
Title: Executive Director

Signature Page to Credit Agreement

THE BANK OF NOVA SCOTIA, HOUSTON BRANCH, as an Issuing Bank and a Lender
By: /s Donovan Crandall
Name: Donovan Crandall
Title: Managing Director

Signature Page to Credit Agreement

WELLS FARGO BANK, N.A., as an Issuing Bank and a Lender
By: /s Brandon Dunn
Name: Brandon Dunn
Title: Director

Signature Page to Credit Agreement

BMO HARRIS BANK N.A., as a Lender
By: /s James V. Ducote
Name: James V. Ducote
Title: Managing Director

Signature Page to Credit Agreement

BRANCH BANKING AND TRUST COMPANY, as a Lender
By: /s Lincoln LaCour
Name: Lincoln LaCour
Title: Vice President

Signature Page to Credit Agreement

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a Lender
By: /s Donovan C. Broussard
Name: Donovan C. Broussard
Title: Authorized Signatory

By: /s Trudy Nelson
Name: Trudy Nelson
Title: Authorized Signatory

Signature Page to Credit Agreement

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender
By: /s Page Dillehunt
Name: Page Dillehunt
Title: Managing Director

By: /s Michael Willis
Name: Michael Willis
Title: Managing Director

Signature Page to Credit Agreement

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender
By: /s Balaji Rajgopal
Name: Balaji Rajgopal
Title: Director

Signature Page to Credit Agreement

PNC BANK, NATIONAL ASSOCIATION, as a Lender
By: /s Stephen Monto
Name: Stephen Monto
Title: SVP

Signature Page to Credit Agreement

SUNTRUST BANK, as a Lender
By: /s Justin Lien
Name: Justin Lien
Title: Director

Signature Page to Credit Agreement

THE NORTHERN TRUST COMPANY, as a Lender
By: /s Keith L. Burson
Name: Keith L. Burson
Title: Senior Vice President

Signature Page to Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as a Lender
By: /s Patrick Jeffrey
Name: Patrick Jeffrey
Title: Vice President

Signature Page to Credit Agreement

UNICREDIT BANK AG, NEW YORK BRANCH, as a Lender
By: /s Julien Tizorin
Name: Julien Tizorin
Title: Managing Director

By: /s Thomas Petz
Name: Thomas Petz
Title: Director

Signature Page to Credit Agreement

BANK OF CHINA, NEW YORK BRANCH, as a Lender
By: /s Raymond Qiao
Name: Raymond Qiao
Title: Executive Vice President

Signature Page to Credit Agreement

DBS BANK LTD., as a Lender
By: /s Yeo How Ngee
Name: Yeo How Ngee
Title: Managing Director

Signature Page to Credit Agreement

FIRST ABU DHABI BANK USA N.V., as a Lender
By: /s Husam Arabiat
Name: Husam Arabiat
Title: Country CEO

By: /s Ora Helmholz
Name: Ora Helmholz
Title: Country COO

Signature Page to Credit Agreement

INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, NEW YORK BRANCH, as a Lender
By: /s Pinyen Shih
Name: Pinyen Shih
Title: Executive Director

By: /s Sabrina Chen
Name: Sabrina Chen
Title: Director

Signature Page to Credit Agreement

INTESA SANPAOLO S.P.A. – NEW YORK BRANCH, as a Lender
By: /s Neil Derfler
Name: Neil Derfler
Title: Relationship Manager

By: /s Alessandro Toigo
Name: Alessandro Toigo
Title: Regional Business Manager

Signature Page to Credit Agreement

LLOYDS BANK CORPORATE MARKETS PLC, as a Lender
By: /s Kamala Basdeo
Name: Kamala Basdeo
Title: Assistant Vice President

By: /s Tina Wong
Name: Tina Wong
Title: Assistant Vice President

Signature Page to Credit Agreement

KEYBANK NATIONAL ASSOCIATION, as a Lender
By: /s Brian P. Fox
Name: Brian P. Fox
Title: Senior Vice President

Signature Page to Credit Agreement

COMERICA BANK, as a Lender
By: /s L. J. Perenyi
Name: L. J. Perenyi
Title: Vice President

Signature Page to Credit Agreement

BANK OF COMMUNICATIONS CO., LTD., NEW YORK BRANCH, as a Lender
By: /s Ting Hua
Name: Ting Hua
Title :Deputy General Manager

Signature Page to Credit Agreement

SCHEDULE I
COMMITMENTS

Lender	Commitment
Mizuho Bank, Ltd.	$234,000,000.00
MUFG Bank, Ltd.	$234,000,000.00
The Toronto-Dominion Bank, New York Branch	$234,000,000.00
JPMorgan Chase Bank, N.A.	$234,000,000.00
Barclays Bank PLC	$234,000,000.00
BNP Paribas	$234,000,000.00
Bank of America, N.A.	$234,000,000.00
Citibank, N.A.	$234,000,000.00
Commerzbank AG, New York Branch	$234,000,000.00
Credit Suisse AG, Cayman Islands Branch	$234,000,000.00
Goldman Sachs Bank USA	$234,000,000.00
Royal Bank of Canada	$234,000,000.00
Sumitomo Mitsui Banking Corporation	$234,000,000.00
The Bank of Nova Scotia, Houston Branch	$234,000,000.00
Wells Fargo Bank, N.A.	$234,000,000.00
BMO Harris Bank N.A.	$95,500,000.00
Branch Banking and Trust Company	$95,500,000.00
Canadian Imperial Bank of Commerce, New York Branch	$95,500,000.00
Credit Agricole Corporate and Investment Bank	$95,500,000.00
HSBC Bank USA, National Association	$95,500,000.00
PNC Bank, National Association	$95,500,000.00
Sun Trust Bank	$95,500,000.00
The Northern Trust Company	$95,500,000.00
U.S. Bank National Association	$95,500,000.00
UniCredit Bank AG, New York Branch	$95,500,000.00
Bank of China, New York Branch	$70,000,000.00
DBS Bank Ltd.	$70,000,000.00
First Abu Dhabi Bank USA N.V.	$70,000,000.00
Industrial and Commercial Bank of China Limited, New York Branch	$70,000,000.00
Intesa Sanpaolo S.p.A – New York Branch	$70,000,000.00
Lloyds Bank Corporate Markets PLC	$70,000,000.00
KeyBank National Association	$50,000,000.00
Comerica Bank	$35,000,000.00
Bank of Communications Co., Ltd., New York Branch	$30,000,000.00
Total	$5,000,000,000.00

SCHEDULE II
SUBORDINATION TERMS
As used herein, (a) “Subordinated Debt” means loans made by [describe payee] (“Payee”) to any Subordinated Obligor (as defined below), which loans may (but need not) be evidenced by notes made by a Subordinated Obligor to the order of Payee, as such loans may be renewed, consolidated, amended, extended, or otherwise modified, together with interest and premium, if any, thereon and other amounts payable in respect thereof, including any interest accruing after the date of filing of any Proceeding as hereinafter defined, (b) “this Subordination Agreement” means the provisions of this [Article], (c) “payment in full” or “paid in full” when used in respect of the Senior Obligations means such time as the Lenders have no further commitments to lend or issue Letters of Credit (as defined in the Credit Agreement), all Obligations (as defined in the Credit Agreement) (other than contingent indemnification obligations not yet due and payable) have been paid in full in cash and all Letters of Credit have terminated or have been cash collateralized in accordance with the terms of the Credit Agreement, and (d) “including” means “including without limitation”, and (e) “Person” has the meaning set forth in the Credit Agreement.
Section 1.    Subordination. (a) The payment of any amounts owing in respect of the Subordinated Debt shall be subordinated, to the extent and in the manner hereinafter set forth, to the following (the “Senior Obligations”): (i) all Obligations as defined in Amended and Restated Credit Agreement dated as of July 30, 2019, among Phillips 66 (the “Borrower”), Phillips 66 Company (the “Initial Guarantor”), the lenders from time to time party thereto (the “Lenders”), and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, including any successors thereto, the “Administrative Agent”) (as amended and as the same may be further amended, restated, renewed, extended, increased, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”), (ii) all obligations under the Subsidiary Guarantee contained in (and as defined in) the Credit Agreement, made by the Initial Guarantor in favor of the Administrative Agent and the Lenders, and (iii) all obligations under any other guaranty made by any Subsidiary (as defined in the Credit Agreement) in favor of the Administrative Agent and the Lenders (the makers of any such guaranty, together with the Initial Guarantor, collectively, the “Guarantors” and together with the Borrower, collectively, the “Subordinated Obligors” and each, a “Subordinated Obligor”), as each such agreement or guaranty described in the foregoing clauses (i) through (iii) may have been or may be amended, restated, renewed, extended, increased, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time, and in each case including interest thereon accruing after the commencement of any Proceeding, whether or not such interest is an allowed claim in such Proceeding.
(b)    As used in this Subordination Agreement, the term “Proceeding” means any of the following in respect of a Subordinated Obligor or its assets or property: insolvency or bankruptcy proceedings, any receivership, reorganization or other similar proceedings, any distribution of assets, an assignment for the benefit of creditors or a marshalling of assets and liabilities, or proceedings for voluntary or involuntary liquidation, dissolution or other winding up of a Subordinated Obligor, whether or not involving insolvency or bankruptcy. In the event of a Proceeding, then:
(i)    the holders of the Senior Obligations shall be entitled to receive payment in full of all Senior Obligations before Payee shall receive any payment or distribution on account of Subordinated Debt, and
(ii)    any payment by, or on behalf of, or distribution of the assets of, a Subordinated Obligor of any kind or character on account of the Subordinated Debt, whether in cash, securities,

property or otherwise, to which Payee would be entitled except for the provisions of this Subordination Agreement shall be paid or delivered by the Person making such payment or distribution (whether a trustee in bankruptcy, a receiver, custodian, liquidating trustee or any other Person) directly to the holders of the Senior Obligations or the Administrative Agent acting on their behalf, payable in accordance with the terms of the Credit Agreement, until the payment in full of all Senior Obligations.
(c)    Upon the occurrence and during the continuation of an Event of Default as defined in the Credit Agreement, Payee agrees not to ask, demand, sue for or take or receive from any Subordinated Obligor in cash, securities, property or otherwise, or by setoff, purchase, redemption (including from or by way of collateral) or otherwise, payment of all or any part of the Subordinated Debt, until payment in full of all Senior Obligations.
(d)    Payee agrees that no payment or distribution to holders of Senior Obligations pursuant to the provisions of this Subordination Agreement shall entitle Payee to exercise any rights of subrogation in respect thereof, all of which are expressly waived herein, until the Senior Obligations have been paid in full.
(e)    Without the prior written consent of the Administrative Agent, no Subordinated Obligor shall give, or permit to be given and Payee shall not receive, accept or demand, any lien to secure any Subordinated Obligations, on any cash, securities, property or other assets, whether now existing or hereafter acquired, of any Subordinated Obligor.
Section 2.    Waivers and Consents.
(a)    Payee waives (i) promptness, diligence, notice of acceptance and any other notice with respect to the Senior Obligations and this Subordination Agreement and any requirement that the Administrative Agent or any Lender exhaust any right or take any action against any Subordinated Obligor or any other Person or any of their respective assets.
(b)    All rights and interests of the holders of Senior Obligations hereunder, and all agreements and obligations of Payee and Subordinated Obligors under this Subordination Agreement, shall remain in full force and effect irrespective of: (i) any lack of validity or enforceability of any Credit Agreement or any other Loan Document as therein defined, or any agreement or instrument relating thereto; (ii) any change in the time, manner or place of payment of, or in any other term of, the Senior Obligations, or any other amendment or waiver of or any consent to or departure from the Credit Agreement or any other Loan Document, including any increase in the Senior Obligations or extension of the maturity thereof; (iii) any holder of Senior Obligations releasing any Subordinated Obligor from all or any part of the Senior Obligations by operation of law or otherwise, (iv) any enforcement or failure to enforce, or any delay in enforcing, any Loan Document; or (v) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Subordinated Obligor or Payee or third party guarantor or surety other than payment in full of the Senior Obligations.
(c)    No present or future holder of Senior Obligations shall be prejudiced in its right to enforce subordination of Payee by any act or failure to act on the part of any Subordinated Obligor whether or not such act or failure shall give rise to any right of rescission or other claim or cause of action on the part of Payee.
Section 3.    Reinstatement. This Subordination Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Senior Obligations is rescinded or must otherwise be returned by any holder of Senior Obligations in connection with any Proceeding, all as though such payment had not been made.
Section 4.    Termination. This Subordination Agreement shall in all respects be a continuing agreement and shall remain in full force and effect until the earlier of (a) the payment in full of the Senior Obligations and (b) the payment in full in cash of the Subordinated Debt. Upon such payment in full, this Subordination Agreement shall terminate (subject to Section 3); provided that the parties hereto agree to each execute such instruments as may be reasonably requested by any other party hereto to further evidence such termination.
Section 5.    Amendments, Etc. No amendment or waiver of any provision of this Subordination Agreement nor consent to any departure by Payee or any Subordinated Obligor therefrom shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
Section 6.    Rights of Payee. The provisions of the foregoing paragraphs with respect to subordination are solely for the purpose of defining the relative rights of the holders of Senior Obligations on the one hand, and Payee on the other hand, and none of such provisions shall impair, as between any Subordinated Obligor and Payee, the obligation of such Subordinated Obligor, which is unconditional and absolute, to pay to Payee the principal and interest under the Subordinated Debt in accordance with its terms, nor shall anything in such provisions prevent Payee from exercising all remedies otherwise permitted by applicable law or hereunder upon default hereunder, subject to the rights of holders of Senior Obligations under such provisions.
Section 7.    Third-Party Beneficiaries. The holders of Senior Obligations are entitled to the benefits of the foregoing subordination provisions and are third-party beneficiaries thereof.
Section 8.    Governing Law. THIS SUBORDINATION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SCHEDULE 1.1
EXISTING LETTERS OF CREDIT
None.

SCHEDULE 3.5
LITIGATION
None.

SCHEDULE 6.4
TRANSACTIONS WITH AFFILIATES
None.

ANNEX A
Pricing Grid

Senior Debt Ratings	Level 1	Level 2	Level 3	Level 4	Level 5
	A+ or A1 (or higher)	A or A2	A- or A3	BBB+ or Baa1	BBB or Baa2 (or lower)
Applicable Margin for Eurocurrency Loans	0.750%	0.875%	1.000%	1.125%	1.250%
Applicable Margin for Reference Rate Loans	0.000%	0.000%	0.000%	0.125%	0.250%
Commitment Fee	0.060%	0.080%	0.100%	0.125%	0.150%

The foregoing pricing grid is based upon the Borrower’s Senior Debt (“Index Debt”) ratings as determined from time to time by S&P and Moody’s. For purposes of the foregoing, (i) if both S&P and Moody’s shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this paragraph), then such rating agencies shall be deemed to have established a rating in Level 5, (ii) in the event either S&P or Moody’s shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this paragraph), then the foregoing pricing grid will be based upon the Borrower’s Index Debt ratings as determined solely with respect to the other rating agency, (iii) in the event that the Borrower’s Index Debt ratings from S&P and Moody’s fall in different levels, then the Applicable Margin and Commitment Fee in the above pricing grid will be that applicable to the higher rating, unless one of the two ratings is two or more levels lower than the other, in which case the Applicable Margin and Commitment Fee in the above pricing grid will be that applicable to the rating one level lower than the higher rating, and (iv) if the ratings established or deemed to have been established by S&P and Moody’s for the Index Debt shall be changed (other than as a result of a change in the rating system of S&P or Moody’s), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Margin and Commitment Fee shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of S&P or Moody’s shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Margin and Commitment Fee shall be determined by reference to the rating most recently in effect prior to such change or cessation.

EXHIBIT A
FORM OF REVOLVING CREDIT NOTE
New York, New York ____________ __, 20__
FOR VALUE RECEIVED, PHILLIPS 66, a Delaware corporation (the “Borrower”), promises to pay to the order of ______________ (the “Lender”) at the office of JPMorgan Chase Bank, N.A., located at 270 Park Avenue, New York, New York 10017, on the Commitment Termination Date (as defined in the Credit Agreement referred to below) (a) in lawful money of the United States of America and in immediately available funds, the principal amount equal to the aggregate unpaid principal amount of all Reference Rate Loans and Eurodollar Loans made by the Lender to the Borrower pursuant to Section 2.1 of the Credit Agreement and (b) in lawful money of the Alternate Currency and in immediately available funds, the principal amount equal to the aggregate unpaid principal amount of all Alternate Currency Loans made by the Lender to the Borrower pursuant to Section 2.1 of the Credit Agreement. The Borrower further agrees to pay interest in lawful money of the United States of America, in the case of Reference Rate Loans and Eurodollar Loans, and in lawful money of the Alternate Currency, in the case of Alternate Currency Loans, at such office on the unpaid principal amount hereof from time to time from the date hereof and, to the extent permitted by law, accrued interest in respect hereof at the rates and on the dates specified in Section 2.9 of the Credit Agreement. The holder of this Note is authorized to record the date and amount of each Loan made by the Lender pursuant to Section 2.1 of the Credit Agreement, each payment of principal with respect thereto and each conversion or continuation made pursuant to Section 2.6 of the Credit Agreement, on the schedules annexed hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, and any such recordation shall constitute prima facie evidence, absent manifest error, of the accuracy of the information recorded; provided that failure by the Lender to make any such recordation or any error in such recordation shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.
This Note is one of the Revolving Credit Notes referred to in the Amended and Restated Credit Agreement dated as of July 30, 2019, among the Borrower, Phillips 66 Company, the Lender, certain other banks and financial institutions parties thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms defined therein and not otherwise defined herein being used herein as therein defined), is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. The Borrower agrees to pay expenses incurred by the Lender in connection with the enforcement of its rights and remedies under the Credit Agreement and this Note as provided in Section 9.5 of the Credit Agreement.
Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided therein.

Exhibit A – Page 1

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
PHILLIPS 66
By: _______________________________
Name:
Title:

Signature Page to
Form of Revolving Credit Note

Page 1 of
Schedule to
Note

REFERENCE RATE LOANS, CONVERSIONS AND PAYMENTS OF REFERENCE RATE LOANS
Date	Amount of Reference Rate Loans Made or Converted From Eurocurrency Loans	Amount of Reference Rate Loans Paid or Converted into Eurocurrency Loans	Unpaid Principal Balance of Reference Rate Loans	Notation Made By
_______	__________________	_______________	_____________	_____________
_______	__________________	_______________	_____________	_____________
_______	__________________	_______________	_____________	_____________
_______	__________________	_______________	_____________	_____________
_______	__________________	_______________	_____________	_____________
_______	__________________	_______________	_____________	_____________
_______	__________________	_______________	_____________	_____________
_______	__________________	_______________	_____________	_____________
_______	__________________	_______________	_____________	_____________
_______	__________________	_______________	_____________	_____________
_______	__________________	_______________	_____________	_____________
_______	__________________	_______________	_____________	_____________
_______	__________________	_______________	_____________	_____________
_______	__________________	_______________	_____________	_____________

of Schedule to
Note

EURODOLLAR LOANS, CONVERSIONS AND PAYMENTS OF EURODOLLAR LOANS
Date	Amount of Eurodollar Loans Made or Converted from Reference Rate, Alternate Currency Loans	Interest Period and Eurodollar Rate with Respect Thereto	Amount of Eurodollar Loans Paid or Converted into Reference Rate, Alternate Currency Loans	Unpaid Principal Balance of Eurodollar Loans	Notation Made By
_____	______________	__________	______________	_________	___________
_____	______________	__________	______________	_________	___________
_____	______________	__________	______________	_________	___________
_____	______________	__________	______________	_________	___________
_____	______________	__________	______________	_________	___________
_____	______________	__________	______________	_________	___________
_____	______________	__________	______________	_________	___________
_____	______________	__________	______________	_________	___________
_____	______________	__________	______________	_________	___________
_____	______________	__________	______________	_________	___________
_____	______________	__________	______________	_________	___________
_____	______________	__________	______________	_________	___________
_____	______________	__________	______________	_________	___________
_____	______________	__________	______________	_________	___________
_____	______________	__________	______________	_________	___________
_____	______________	__________	______________	_________	___________
_____	______________	__________	______________	_________	___________
_____	______________	__________	______________	_________	___________

of Schedule to
Note

ALTERNATE CURRENCY LOANS, CONVERSIONS AND PAYMENTS OF ALTERNATE CURRENCY LOANS
Date	Amount of Alternate Currency Loans Made or Converted from Reference Rate or Eurodollar Rate Loans	Interest Period and Alternate Currency Rate with Respect Thereto	Amount of Alternate Currency Loans Paid or Converted into Reference Rate or Eurodollar Rate Loans	Unpaid Principal Balance of Alternate Currency Loans	Notation Made By
_____	_____________	_________	_____________	___________	___________
_____	_____________	_________	_____________	___________	___________
_____	_____________	_________	_____________	___________	___________
_____	_____________	_________	_____________	___________	___________
_____	_____________	_________	_____________	___________	___________
_____	_____________	_________	_____________	___________	___________
_____	_____________	_________	_____________	___________	___________
_____	_____________	_________	_____________	___________	___________
_____	_____________	_________	_____________	___________	___________
_____	_____________	_________	_____________	___________	___________
_____	_____________	_________	_____________	___________	___________
_____	_____________	_________	_____________	___________	___________
_____	_____________	_________	_____________	___________	___________
_____	_____________	_________	_____________	___________	___________
_____	_____________	_________	_____________	___________	___________
_____	_____________	_________	_____________	___________	___________
_____	_____________	_________	_____________	___________	___________
_____	_____________	_________	_____________	___________	___________
_____	_____________	_________	_____________	___________	___________

EXHIBIT B
[Intentionally Deleted]

EXHIBIT C
FORM OF BORROWING REQUEST
JPMorgan Chase Bank, N.A., as Administrative Agent
1111 Fannin Street, 10th Floor
Houston, Texas, 77002
Attention: Loan and Agency Services, Nathan Lorensen    [Date]
Reference: Phillips 66
Ladies and Gentlemen:
The undersigned, PHILLIPS 66, refers to the Amended and Restated Credit Agreement dated as of July 30, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement,” with terms defined therein and not otherwise defined herein being used herein as therein defined), among the undersigned, JPMorgan Chase Bank, N.A., as Administrative Agent and an Issuing Bank, the Lenders and other Persons from time to time party thereto, and the undersigned hereby gives you notice, irrevocably, pursuant to Section 2.3 of the Credit Agreement, that the undersigned hereby requests a borrowing under the Credit Agreement, and with respect thereto sets forth below the information relating to such borrowing (the “Proposed Borrowing”) as required by Section 2.3 of the Credit Agreement:
(i) The aggregate amount of the Proposed Borrowing is $     .

(ii) The Business Day of the Proposed Borrowing is     .

(iii) The Type of the Proposed Borrowing is [an Alternate Currency Loan] [a Eurodollar Loan] [a Reference Rate Loan] [or specify combination thereof].

[(iv) The Interest Period for each [Eurodollar Loan] [Alternate Currency Loan] made as part of the Proposed Borrowing is [__] month[s].]

[(v)    The Alternate Currency for each Alternate Currency Loan made as part of the Proposed Borrowing is ___________.]

[Signature Page to Follow]

Exhibit C – Page 1

Very truly yours,

PHILLIPS 66

By:

Name:

Title:

Signature Page to
Borrowing Request

EXHIBIT D

FORM OF ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any Letters of Credit and Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.    Assignor:        ______________________________
2.    Assignee:        ______________________________

3.    Borrower:        Phillips 66, a Delaware corporation
4.    Administrative Agent:    JPMorgan Chase Bank, N.A., as the administrative agent under the Credit
                Agreement
5.    Credit Agreement:    Amended and Restated Credit Agreement dated as of July 30, 2019, among Phillips 66, a Delaware corporation, Phillips 66 Company, a Delaware corporation, the Lenders from time to time parties thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent and an Issuing Bank.

Exhibit D – Page 1

6.    Assigned Interest:

Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans
$	$	%
$	$	%
$	$	%

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable Laws, including Federal and state securities Laws.

[REMAINDER OF PAGE INTENTIONALLY BLANK;
SIGNATURES BEGIN ON NEXT PAGE]

Exhibit D – Page 2

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE [NAME OF ASSIGNEE]

By:
Title:

Signature Page to
Form of Assignment and Assumption

[Consented to and] Accepted:
JPMorgan Chase Bank, N.A., as
Administrative Agent and an Issuing Bank

By_________________________________
Name:
Title:

Consented to:

Mizuho Bank, Ltd., as
an Issuing Bank

By_________________________________
Name:
Title:

MUFG Bank, Ltd., as
an Issuing Bank

By_________________________________
Name:
Title:

The Toronto-Dominion Bank, New York Branch, as
an Issuing Bank

By_________________________________
Name:
Title:

BNP Paribas, as
an Issuing Bank

By_________________________________
Name:
Title:

Signature Page to
Form of Assignment and Assumption

Royal Bank of Canada, as
an Issuing Bank

By_________________________________
Name:
Title:

Barclays Bank PLC, as
an Issuing Bank

By_________________________________
Name:
Title:

Citibank, N.A., as
an Issuing Bank

By_________________________________
Name:
Title:

Credit Suisse AG, Cayman Islands Branch, as
an Issuing Bank

By_________________________________
Name:
Title:

Goldman Sachs Bank USA, as
an Issuing Bank

By_________________________________
Name:
Title:

The Bank of Nova Scotia, as
an Issuing Bank

By_________________________________
Name:
Title:

Signature Page to
Form of Assignment and Assumption

Bank of America, N.A., as
an Issuing Bank

By_________________________________
Name:
Title:

Wells Fargo Bank, N.A., as
an Issuing Bank

By_________________________________
Name:
Title:

Sumitomo Mitsui Banking Corporation, as
an Issuing Bank

By_________________________________
Name:
Title:

Commerzbank AG, New York Branch, as
an Issuing Bank

By_________________________________
Name:
Title:

[If there are any additional Issuing Banks, insert additional signature blocks]

[Consented to:
Phillips 66

By________________________________
Name:
Title:]

Signature Page to
Form of Assignment and Assumption

Annex 1 To Exhibit D

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1. Representations and Warranties.
1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of the Credit Agreement or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under the Credit Agreement.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.1(a) and (b) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT E

FORM OF EXTENSION OF
COMMITMENT TERMINATION DATE REQUEST
[__________] [__], 20[_]

JPMorgan Chase Bank, N.A.,
as Administrative Agent
270 Park Avenue
New York, New York 10017
Ladies and Gentlemen:
Reference is made to the Amended and Restated Credit Agreement, dated as of July 30, 2019, among the undersigned, Phillips 66 Company, certain Lenders parties thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Terms defined in the Credit Agreement are used herein as therein defined.
The undersigned hereby certifies that no Event of Default has occurred and is continuing.
This is an Extension of Commitment Termination Date Request pursuant to Section 2.21 of the Credit Agreement requesting an extension of the Commitment Termination Date to [INSERT REQUESTED COMMITMENT TERMINATION DATE]. Please transmit a copy of this Extension of Commitment Termination Date Request to each of the Lenders.
PHILLIPS 66
By: _____________________________
Name:
Title:

Exhibit E– Page 1

EXHIBIT F

FORM OF GUARANTEE JOINDER

This Guarantee Joinder is dated as of _________ and is made by ___________, a _______________ (“Additional Guarantor”), in favor of JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”) and the Lenders (as defined below). All capitalized terms not defined herein shall have the meaning ascribed to them in the Credit Agreement hereinafter referenced.
RECITALS
WHEREAS, PHILLIPS 66, a Delaware corporation (the “Borrower”), is party to that certain Amended and Restated Credit Agreement dated as of July 30, 2019, among the Borrower, the several banks and financial institutions from time to time parties thereto (collectively, the “Lenders”; individually, a “Lender”), and the Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”); and
WHEREAS, Additional Guarantor has agreed to execute and deliver this Guarantee Joinder in order to become a party to the Credit Agreement as a Guarantor thereunder.
NOW, THEREFORE, in consideration of the foregoing premises and to induce the Lenders to continue to extend credit to the Borrower in accordance with the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Additional Guarantor, for the benefit of the Administrative Agent and the Lenders, hereby agrees as follows:
1. Additional Guarantor shall be a Guarantor for purposes of the Credit Agreement, effective from the date hereof, and agrees to perform all of the obligations of a Guarantor under, and to be bound in all respects by the terms of, the Credit Agreement applicable to Guarantors (including all waivers, releases, indemnifications and submissions set forth therein), all of which terms are incorporated herein by reference, as if Additional Guarantor were a signatory party thereto; and, accordingly, Additional Guarantor hereby, jointly and severally with the other Guarantors party to the Credit Agreement, unconditionally and irrevocably guarantees the prompt and complete payment when due, whether at stated maturity, by acceleration or otherwise, of the Obligations, and further agrees to pay any and all expenses (including the legal fees, charges and disbursements of counsel) incurred by any Lender in enforcing any rights under the Subsidiary Guarantee, in all respects upon the terms set forth in the Credit Agreement. Notwithstanding anything contained herein or in the Subsidiary Guarantee to the contrary, the obligations of the Additional Guarantor under the Subsidiary Guarantee shall be limited to an aggregate amount equal to the largest amount that would not render its obligations under the Subsidiary Guarantee subject to avoidance under Section 548 of the Bankruptcy Code (Title 11, United States Code) or any comparable provisions of any applicable state law.

2. From and after the date hereof, all references to the “Guarantors,” or each individual “Guarantor,” in the Credit Agreement shall be deemed to include Additional Guarantor, in addition to the other Guarantors, as if Additional Guarantor were a signatory party thereto. In addition, all references to [“Required Guarantors”] [“Elective Guarantors”] in the Credit Agreement shall be deemed to include Additional Guarantor (which references may change after the date hereof in accordance with the terms of the Credit Agreement).
3. Additional Guarantor hereby represents and confirms that the representations and warranties of the Guarantors set forth in the Credit Agreement are true and correct in all material respects with respect to

Exhibit F Page 1

Additional Guarantor on and as of the date hereof (and after giving effect hereto), as if set forth herein in their entirety.

4. This Guarantee Joinder and the rights and obligations of the parties hereunder shall be governed by and construed and interpreted in accordance with the laws of the State of New York. Acceptance and notice of acceptance hereof are hereby waived in all respects.

5. This Guarantee Joinder may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Guarantee Joinder shall become effective when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of the Additional Guarantor and the Administrative Agent. Delivery of an executed signature page to this Guarantee Joinder by facsimile transmission or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually signed counterpart hereof.

6. This Guarantee Joinder is a Loan Document.

7. All communications and notices hereunder shall be in writing and given as provided in the Credit Agreement. All communications and notices hereunder to the Additional Guarantor shall be given to it at the address set forth under its signature.

8. This Guarantee Joinder and the Credit Agreement set forth the entire agreement of the parties hereto with respect to the subject matter hereof, and supersede all previous understandings, written or oral, with respect thereto.

[Signature Page to Follow]

Exhibit F Page 2

IN WITNESS WHEREOF, the undersigned Additional Guarantor has caused this Guarantee Joinder to be duly executed and delivered by its officer thereunto duly authorized as of the date first set forth above.

[NAME OF ADDITIONAL GUARANTOR]

By:
Name:
Title:

Address for Notices:

Signature Page to
Form of Guarantee Joinder

ACKNOWLEDGED AND ACCEPTED,
as of the date above first written:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By_________________________________
Name:
Title:

Signature Page to
Form of Guarantee Joinder

EXHIBIT G-1

U.S. TAX CERTIFICATE
(For Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of July 30, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Phillips 66, a Delaware corporation (the “Borrower”), Phillips 66 Company, a Delaware corporation, the several banks and financial institutions from time to time parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”).

Pursuant to the provisions of Section 2.15 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:

Date: ________ __, 20[__]

Exhibit G-1 – Page 1

EXHIBIT G-2

U.S. TAX CERTIFICATE
(For Foreign Lenders that are Partnerships for U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of July 30, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Phillips 66, a Delaware corporation (the “Borrower”), Phillips 66 Company, a Delaware corporation, the several banks and financial institutions from time to time parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”).

Pursuant to the provisions of Section 2.15 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form) or (ii) an IRS Form W-8ECI accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:

Date: ________ __, 20[__]

Exhibit G-2 – Page 1

EXHIBIT G-3

U.S. TAX CERTIFICATE
(For Foreign Participants that are not Partnerships for U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of July 30, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Phillips 66, a Delaware corporation (the “Borrower”), Phillips 66 Company, a Delaware corporation, the several banks and financial institutions from time to time parties thereto (collectively, the “Lenders”; individually, a “Lender”), and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”).

Pursuant to the provisions of Section 2.15 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:

Date: ________ __, 20[__]

Exhibit G-3 – Page 1

EXHIBIT G-4

U.S. TAX CERTIFICATE
(For Foreign Participants that are Partnerships for U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of July 30, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Phillips 66, a Delaware corporation (the “Borrower”), Phillips 66 Company, a Delaware corporation, the several banks and financial institutions from time to time parties thereto (collectively, the “Lenders”; individually, a “Lender”), and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”).

Pursuant to the provisions of Section 2.15 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form) or (ii) an IRS Form W-8ECI accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:

Date: ________ __, 20[__]